Exhibit 4.1
Execution Copy
INVESTMENT AGREEMENT
by and between
ALLIS-CHALMERS ENERGY INC.
and
LIME ROCK PARTNERS V, L.P.
Dated as of May 20, 2009

TABLE OF CONTENTS
(continued)

ii

Annexes
Annex I — Certificate of Designation
Annex II — Registration Rights Agreement
Annex III — Finance Committee Charter
Annex IV — Form of Legal Opinion

i

INVESTMENT AGREEMENT dated as of May 20, 2009 (this “Agreement”) between Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), and Lime Rock Partners V, L.P., a Cayman Islands exempted limited partnership (the “Investor”).
BACKGROUND
WHEREAS, the Company has proposed to offer and sell certain shares of Common Stock (as defined below) pursuant to a Rights Offering (as defined below), on the terms and subject to the conditions set forth herein;
WHEREAS, the Company desires that the Investor provide, and the Investor has agreed to provide, a Backstop Commitment (as defined below) to the Rights Offering, on the terms and subject to the conditions set forth herein;
WHEREAS, the Company desires that the Investor provide, and the Investor has agreed to provide, a Preferred Stock Purchase Commitment (as defined below) pursuant to which the Investor will purchase shares of Preferred Stock (as defined below), on the terms and subject to the conditions set forth herein; and
WHEREAS, in connection with its purchase of Common Stock pursuant to the Backstop Commitment and/or its purchase of Preferred Stock pursuant to the Preferred Stock Purchase Commitment, the Investor wishes to receive certain additional rights relating to its Common Stock and Preferred Stock, and the Company desires to grant such rights on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“10b-5 Representation” shall have the meaning set forth in Section 2.1(c).
“Acquired Shares” shall have the meaning set forth in Section 3.1(a).
“Acquisition Transaction” means (a) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (b) any other direct or indirect acquisition involving 50% or more of the Total Voting Power of the Company, or all or substantially all of the consolidated total assets (including equity securities of its Subsidiaries) of the Company.
“Additional Shares” shall have the meaning set forth in Section 8.4(b).

“Adjustments” shall have the meaning set forth in Section 7.1.
“Affiliate” of any Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person, provided that for purposes of this Agreement, the Company and its subsidiaries shall not be deemed to be Affiliates of the Investor.
“Aggregate Offered Shares” shall have the meaning set forth in Section 2.1(d).
“Agreement” shall have the meaning set forth in the Preamble.
“Alternate Acquisition Transaction” shall have the meaning set forth in Section 8.4(d).
“Ancillary Agreements” means the Registration Rights Agreement, the Certificate of Designation and the officer’s certificates to be delivered pursuant to Section 6.2(c) or Section 6.3(e), as applicable.
“Audit Committee” means the Audit Committee of the Board.
“Backstop Shares” shall have the meaning set forth in Section 2.2(a).
“Backstop Closing” shall have the meaning set forth in Section 2.2(c).
“Backstop Closing Date” shall have the meaning set forth in Section 2.2(c).
“Backstop Commitment” shall have the meaning set forth in Section 2.2(a).
“Basic Subscription Privilege” shall have the meaning set forth in Section 2.1(d).
“Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means a holder who is deemed to be the beneficial owner, or ownership that is deemed to be beneficial ownership, of such securities under Rule 13d-3 or Rule 13d-5 of the Exchange Act, and shall include such securities Beneficially Owned by all other persons with whom a holder would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to such securities, provided, however, that the shares of Common Stock issuable upon conversion of the Preferred Stock shall not be deemed to be Beneficially Owned by the holders of the Preferred Stock until such conversion.
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in Houston, Texas.
“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate of Designations” means the Company’s Certificate of Designations governing the terms of the Preferred Stock, substantially in the form attached as Annex I hereto.
“Certified Ownership Percentage” shall have the meaning set forth in Section 6.2(d).
“Closings” means the Backstop Closing and the Preferred Stock Closing.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” shall have the meaning set forth in the Preamble.
“Company Financial Statements” shall have the meaning set forth in Section 4.8(b).
“Company Indemnified Parties” shall have the meaning set forth in Section 10.2(b).
“Company Marks” shall have the meaning set forth in Section 7.8.
“Company SEC Documents” shall have the meaning set forth in Section 4.8(a).
“Compensation Committee” means the Compensation Committee of the Board.
“Confidentiality Agreement” means the Confidentiality Agreement between the Company and the Investor dated March 30, 2009.
“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.
“Default” shall have the meaning set forth in Section 4.5.
“DGCL” means the General Corporation Law of the State of Delaware.
“Dilutive Issuance” shall have the meaning set forth in Section 8.4(b).
“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”
“Employee” means each current, former, or retired employee, director or officer of the Company or any of its Subsidiaries.
“Environmental Claims” shall have the meaning set forth in Section 4.15.
“Environmental Laws” shall have the meaning set forth in Section 4.15.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Event Notice” shall have the meaning set forth in Section 6.3(a).
“Exchange Act” shall have the meaning set forth in Section 4.8(a).
“Excluded Issuance” means any issuances of Voting Stock of the Company (a) upon conversion of any convertible securities which are outstanding on the date hereof (including issuances of securities upon any payment of dividends on or redemption of, or otherwise payable with respect to, Common Stock) or (b) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board.

“Existing Instrument” has the meaning set forth in Section 4.5.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Entity” means any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality that has jurisdiction over any of the Company or any of its properties or assets or any matter relating to the transactions contemplated by this Agreement.
“Group” has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.
“HSR Act” shall have the meaning set forth in Section 7.3.
“Indemnified Party” means an Investor Indemnified Party or a Company Indemnified Party, as the case may be.
“Indemnifying Party” means the Company or the Investor, as the case may be.
“Information” shall have the meaning set forth in Section 7.7(b).
“Initial Investor Designees” means each Investor Nominee that the Investor would be entitled to nominate for election to the Board in accordance with Section 8.2(a) had an election of directors taken place on the Backstop Closing Date or Preferred Stock Closing, as the case may be, after giving effect to such Closing, provided that under no circumstances shall there be more than four (4) Initial Investor Designees.
“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.
“Investor” shall have the meaning set forth in the Preamble.
“Investor 13(d) Group” means the Investor and such Affiliates of the Investor who are deemed to Beneficially Own the Common Stock or Preferred Stock Beneficially Owned by the Investor and any person with whom the Investor or any such Affiliates would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to Common Stock or Preferred Stock. For the avoidance of doubt, the Investor 13(d) Group shall include any Investor Directors.
“Investor Directors” means Investor Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

“Investor Indemnified Parties” shall have the meaning set forth in Section 10.2(a).
“Investor Nominees” means such Persons as are designated by the Investor, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 8.2(a) hereof.
“Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.
“Losses” shall have the meaning set forth in Section 10.2(a).
“Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence (an “Effect”) that, individually or in the aggregate with all other Effects, (x) with respect to either party, would reasonably be expected to prevent, materially delay or materially impair the ability of such party to consummate the transactions contemplated hereby in the timeframe contemplated hereby or (y) has had or caused, or would reasonably be expected to have or cause, a material adverse effect on the assets, properties, business, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, but, in the case of this clause (y) shall not include (a) Effects generally affecting (i) the industry in which the Company and its Subsidiaries operate or (ii) the economy or the financial, securities or credit markets in the U.S. or elsewhere in the world, including natural disasters, any regulatory or political conditions or developments, or any outbreak or escalation of hostilities or declared or undeclared acts of war, terrorism or insurrection, whether occurring before or after the date hereof, unless any such Effects disproportionately affect the assets, properties, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, relative to other industry participants; (b) Effects to the extent resulting from the announcement of the execution of this Agreement or the pendency of the transactions contemplated hereby (including, without limitation, and solely by way of example of such Effects, the direct and substantiated effect of the public announcement of this Agreement or the transactions contemplated hereby on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors or employees), provided that this clause (b) shall not diminish the effect of, and shall be disregarded for purposes of, any representations or warranties herein; (c) declines in the price or trading volume of shares of any Capital Stock of the Company, provided that the exception in this clause (c) shall not prevent or otherwise affect a determination that any Effect underlying such decline has resulted in, or contributed to, a Material Adverse Effect with respect to the Company; (d) Effects to the extent resulting from any changes in Law or in GAAP (or the interpretation thereof) after the date hereof, unless any such Effects disproportionately affect the assets, properties, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, relative to other industry participants; or (e) any failure by the Company to meet any published analyst estimates or expectations regarding the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet its internal budgets, plans or forecasts regarding its revenues, earnings or other financial performance or results of operations, provided that the exception in this clause (e) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, a Material Adverse Effect.

“Materials of Environmental Concern” shall have the meaning set forth in Section 4.15.
“Nominating Committee” shall have the meaning set forth in Section 8.1(a).
“Non-Investor Director” means any member of the Board that is not an Investor Director.
“NYSE” means the New York Stock Exchange.
“Oversubscription Privilege” shall have the meaning set forth in Section 2.1(d).
“Permits” shall have the meaning set forth in Section 4.7(b).
“Person” means an individual, a corporation, a partnership, a limited liability company, limited partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Pre-Closing Period” shall have the meaning set forth in Section 7.1.
“Preferred Shares” shall have the meaning set forth in Section 3.1(a).
“Preferred Stock” means the 7.0% Convertible Perpetual Preferred Stock, having the terms set forth in the Certificate of Designations.
“Preferred Stock Closing” shall have the meaning set forth in Section 3.1(c).
“Preferred Stock Closing Date” shall have the meaning set forth in Section 3.1(c).
“Preferred Stock Purchase Commitment” shall have the meaning set forth in Section 3.1(a).
“Previously Disclosed” means (a) information set forth in or incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 or its other reports and forms filed with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2009 (except for risks and forward looking information set forth in the “Risk Factors” section of such annual report or in any forward looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward looking in nature) and (b) the information set forth in the Schedules corresponding to the provision of this Agreement to which such information relates (provided that any disclosure with respect to a particular paragraph or section of this Agreement or the Schedules shall be deemed to be disclosed for other paragraphs and sections of this Agreement and the Schedules to the extent that the relevance of such disclosure would be reasonably apparent to a reader of such disclosure).
“Prospectus Supplement” shall have the meaning set forth in Section 2.1(a).
“Record Date” means the date as of which each holder of Common Stock shall be offered one (1) Warrant for each share of Common Stock held as of such date, which date shall be selected by the Board in accordance with the DGCL and the requirements of the NYSE.

“Registration Rights Agreement” shall have the meaning set forth in Section 6.3(i).
“Registration Statement” shall have the meaning set forth in Section 2.1(a).
“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.
“Reservation Notice” shall have the meaning set forth in Section 6.3(a).
“Rights Offering” shall have the meaning set forth in Section 2.1(d).
“Schedules” means the disclosure schedules delivered by the Company to the Investor concurrently with the execution of this Agreement.
“SEC” means the Securities and Exchange Commission.
“Securities Act” shall have the meaning set forth in Section 4.8(a).
“Standstill Expiration Date” shall have the meaning set forth in Section 8.4.
“Stock Plans” means the Company’s 2003 Incentive Stock Plan, as amended prior to the date hereof, and the Company’s 2006 Incentive Plan, as amended and restated prior to the date hereof.
“Subscription Notice” shall have the meaning set forth in Section 2.2(a).
“Subscription Period” shall have the meaning set forth in Section 2.1(d).
“Subscription Price” means $2.50 per share of Common Stock.
“Subsidiary” means, with respect to any specified Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); (b) any partnership a general partner or a managing general partner of which is such Person or a Subsidiary of such Person; and (c) any limited liability company a managing member or manager of which is such Person or a Subsidiary of such Person.
“Termination Fee” means $1,500,000.00.
“Tender Offer” shall have the meaning set forth in Section 2.2(b)(iv).

“Total Voting Power of the Company” means the total number of votes that may be cast in the election of directors of the Company if all Voting Stock of the Company treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Company Beneficially Owned by any Person is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company with respect to Voting Stock of the Company Beneficially Owned by such Person. In calculating such percentage, the Voting Stock of the Company Beneficially Owned by any Person that is not outstanding but is subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Company represented by Voting Stock of the Company Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Company represented by Voting Stock of the Company Beneficially Owned by any other Person.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Waived Fact” shall have the meaning set forth in Section 6.3(a).
“Warrants” means the warrants to be issued by the Company to the holders of shares of its Common Stock in the Rights Offering.
Section 1.2 Interpretation. When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and all references to any section of any statute, rule or regulation include any successor to the section. References to “words of similar import” with respect to Material Adverse Effect or materiality, does not include knowledge qualifiers.

ARTICLE II
THE RIGHTS OFFERING AND BACKSTOP COMMITMENT
Section 2.1 The Rights Offering.
(a) As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC a prospectus supplement (including each amendment thereto, the “Prospectus Supplement”) to its existing registration statement on Form S-3 (File No. 333-139058) (including each amendment and supplement thereto, including the Prospectus Supplement, the “Registration Statement”), which shall register under the Securities Act the issuance of the Warrants and the shares of Common Stock to be issued upon exercise of the Warrants. The Company shall not permit any other securities to be included in the Prospectus Supplement. The Prospectus Supplement (and any amendments thereto) and any amendments to the Registration Statement proposed to be filed with the SEC after the date hereof shall be provided to the Investor and its counsel prior to their filing with the SEC, and the Investor and its counsel shall be given a reasonable opportunity to review and comment thereon.
(b) The Investor shall provide to the Company such information as the Company may reasonably require in connection with the preparation and filing of the Prospectus Supplement. At the time such information is provided and at the time the Prospectus Supplement is filed, no such information provided by the Investor shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(c) At the time the Prospectus Supplement is filed, the Registration Statement shall comply in all material respects with the requirements as to the use and form of Form S-3, and the Registration Statement and any Company SEC Documents incorporated by reference therein shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that the Company makes no such representation with respect to information provided to it by the Investor pursuant to Section 2.1(b). The Prospectus Supplement, as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no such representation with respect to information provided to it by the Investor pursuant to Section 2.1(b). The previous two sentences are referred to as the “10b-5 Representation.”
(d) Promptly following the filing of the Prospectus Supplement, the Company shall distribute copies of the Prospectus Supplement to the holders of record of Common Stock as of the Record Date, and thereafter promptly commence a rights offering on the following terms: (i) the Company shall distribute, at no charge, one (1) Warrant to each holder of record of Common Stock for each share of Common Stock held by such holder as of the Record Date; (ii) each whole Warrant shall entitle the holder thereof to purchase, at the election of such holder, one share of Common Stock at the Subscription Price (the “Basic Subscription Privilege”), thereby entitling such holders to subscribe for, in the aggregate, approximately 35.7 million (35,700,000) shares of Common Stock (the actual aggregate number, the “Aggregate Offered Shares”), provided that no fractional Warrants and no fractional shares of Common Stock shall be issued and the Subscription Price multiplied by the aggregate number of shares of Common Stock offered shall not exceed the aggregate offering amount described in the Prospectus Supplement; (iii) the offering shall remain open for at least thirteen (13) days, but no more than twenty (20) days (or such longer period as may be required by Law) (the “Subscription Period”); and (iv) each holder who fully exercises his Basic Subscription Privilege shall be entitled to subscribe for additional shares of Common Stock that were not subscribed for in the offering in an amount equal to up to 32% of the shares of Common Stock for which he was entitled to subscribe through his Basic Subscription Privilege (the “Oversubscription Privilege”), provided that if insufficient shares of Common Stock are available to satisfy all oversubscription requests, such requests shall be honored on a pro rata basis (such rights offering, the “Rights Offering”).

(e) The Company shall not amend any of the terms of the Rights Offering described in clauses (i) through (iv) of Section 2.1(d) or waive any material conditions to the closing of the Rights Offering without the prior written consent of the Investor. Subject to the terms and conditions of the Rights Offering, the Company shall effect the closing of the Rights Offering as promptly as practicable following the end of the Subscription Period.
(f) Notwithstanding anything in this Agreement to the contrary, the Company may terminate the Rights Offering, and fail to file or withdraw the Prospectus, at any time for any reason; provided that the failure to take commercially reasonable efforts to initiate or continue the Rights Offering shall be deemed to be a termination thereof for purposes of Section 9.1(a).
(g) The Company shall pay all of its expenses associated with the Registration Statement, the Prospectus Supplement, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, the fees and expenses of any subscription and information agents, the fees and expenses of its counsel, accounting fees and expenses and costs associated with clearing the Common Stock offered for sale under applicable state securities Laws.
Section 2.2 Backstop Commitment.
(a) The Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, at a price per share equal to the Subscription Price, a number of shares of Common Stock (the “Backstop Commitment”) equal to the lesser of (i) the number of shares of Common Stock that will constitute 34.055% of the total number of outstanding shares of Common Stock immediately following the consummation of the Rights Offering and the issuance of shares of Common Stock pursuant to the Backstop Commitment and (ii) the number of shares of Common Stock equal to (x) the Aggregate Offered Shares minus (y) the number of shares of Common Stock subscribed for and purchased by the holders of record of Common Stock as of the Record Date pursuant to the Rights Offering. For the avoidance of doubt, the intention of the parties hereto (as is otherwise set forth in this Section 2.2(a) and in Section 3.1(a) hereof) is that the Investor will acquire a number of shares of Preferred Stock that upon conversion would result in the issuance of a number of shares of Common Stock equal to 19.9% of the total number of shares of Common Stock that will be outstanding immediately after the Backstop Closing, and will acquire a number of shares of Common Stock pursuant to the Backstop Commitment that will not exceed 34.055% of the total number of outstanding shares of Common Stock immediately after the Backstop Closing, and any reduction in the number of Acquired Shares to be purchased by the Investor pursuant to the terms hereof will be made to the number of shares of Common Stock to be purchased pursuant to the Backstop Commitment, and not to the number of shares of Preferred Stock to be purchased pursuant to the Preferred Stock Purchase Commitment. As soon as practicable (but not more than four Business Days) after the expiration of the Rights Offering, the Company shall deliver to the Investor a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and, accordingly, the number of shares of Common Stock to be acquired by the Investor pursuant to the Backstop Commitment. The shares of Common Stock acquired by the Investor pursuant to the Backstop Commitment are collectively referred to as the “Backstop Shares.”

(b) The Backstop Commitment shall be subject to the terms and conditions of this Agreement and the completion of the following events; provided, however, that each of the following conditions shall be subject to waiver by the Investor in its sole discretion, as provided in Section 6.3:
(i) the consummation of the Rights Offering by the Company;
(ii) the purchase by the holders of record of Common Stock as of the Record Date pursuant to the Rights Offering of at least the number of shares of Common Stock that is equal to 25% of the Aggregate Offered Shares;
(iii) the instruments governing the Company’s principal bank credit facility shall have been amended (or an effective waiver thereunder shall have been obtained), and the effect of such amendment or waiver shall be that such instruments shall not prohibit the consummation of the transactions contemplated hereby, including without limitation the Tender Offer, the issuance of the Preferred Stock and the conversion of the Preferred Stock on the terms set forth in the Certificate of Designations;
(iv) at least $100 million aggregate principal amount of the Company’s senior debt securities shall have been tendered (and not be subject to withdrawal) by the holders thereof for purchase by the Company pursuant to the Company’s tender offer (the “Tender Offer”) for such debt securities, at an average price of not more than $650.00 per $1000.00 of principal amount of the senior debt securities of the Company.
(c) On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Backstop Closing”) shall occur on the later of (i) the next Business Day following the closing of the Rights Offering and (ii) the date that all of the conditions to the Backstop Closing set forth in Article VI of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Backstop Closing), at 9:30 a.m. (Houston time) at the offices of Andrews Kurth LLP, 600 Travis, 42nd Floor, Houston, Texas 77002 or such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Backstop Closing occurs, the “Backstop Closing Date”).

(d) At the Backstop Closing (i) the Company shall deliver to the Investor evidence of the issuance of the Backstop Shares, in book-entry form, in the name of the Investor against payment by or on behalf of the Investor of the purchase price therefor by wire transfer of immediately available funds to the account designated by the Company in writing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investor pursuant to Section 6.3, and (iii) the Investor shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 6.2.
ARTICLE III
PREFERRED STOCK PURCHASE COMMITMENT
Section 3.1 Preferred Stock Purchase Commitment.
(a) Subject to Section 3.1(b), the Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, at a price of $1000.00 per share, a number of shares of Preferred Stock equal to the quotient of (a) the product of 0.199 times the number of issued and outstanding shares of Common Stock immediately after the Backstop Closing times the exercise price of the Warrants issued in the rights offering times 1.025, divided by (b) $1,000. Such shares of Preferred Stock are referred to herein as the “Preferred Shares,” and together with the Backstop Shares, are referred to herein as the “Acquired Shares.” The Investor’s commitment to purchase the Preferred Shares as set forth herein is referred to herein as the “Preferred Stock Purchase Commitment.”
(b) The Preferred Stock Purchase Commitment shall be subject to the terms and conditions of this Agreement and each of the conditions set forth in Section 2.2(b); provided, however, that each of such conditions shall be subject to waiver by the Investor in its sole discretion.
(c) On the terms and subject to the conditions set forth in this Agreement, the closing of the Preferred Stock Purchase Commitment (the “Preferred Stock Closing”) shall occur simultaneously with the Backstop Closing, provided that all of the conditions to the Preferred Stock Closing set forth in Article VI of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Preferred Stock Closing), or if such conditions have not been so satisfied or waived at the time of the Backstop Closing, on the date that all of the conditions to the Preferred Stock Closing set forth in Article VI of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Preferred Stock Closing), at 9:30 a.m. (Houston time) at the offices of Andrews Kurth LLP, 600 Travis, 42nd Floor, Houston, Texas 77002 or such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Preferred Stock Closing occurs, the “Preferred Stock Closing Date”).

(d) At the Preferred Stock Closing (i) the Company shall deliver to the Investor evidence of the issuance of the Preferred Shares in the name of the Investor against payment by or on behalf of the Investor of the purchase price therefor by wire transfer of immediately available funds to the account designated by the Company in writing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investor pursuant to Section 6.3, (iii) the Company shall pay to the Investor or its designee, by wire transfer of immediately available funds to the account designated by the Investor in writing, a funding fee equal to 1.25% of the aggregate purchase price for the shares of Preferred Stock being purchased at the Preferred Stock Closing and (iv) the Investor shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 6.2.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as Previously Disclosed, the Company represents and warrants to the Investor that:
Section 4.1 Organization. The Company and each of its Subsidiaries is duly incorporated and validly existing as a corporation or other entity in good standing under the Laws of its jurisdiction of organization and has all corporate power and authority to own its property and assets and conduct its business in all material respects as currently conducted, and, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.
Section 4.2 Authorization.
(a) The Company has all corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been (or will be when delivered) duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement and each Ancillary Agreement to which it is a party constitute (or will constitute when delivered) the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles, and except as may be limited by applicable Law and public policy. No vote or consent of stockholders of the Company is required in connection with any of the transactions contemplated by this Agreement under the Company’s certificate of incorporation, the DGCL, the rules of the NYSE (as administered by the representatives thereof) or, to the Company’s knowledge, otherwise; provided, however that Stockholder Approval (as defined in the Certificate of Designations) may be required pursuant to the terms set forth in the Certificate of Designations.

(b) The Board has taken all necessary action to approve the Investor becoming an “interested stockholder,” such that the Investor shall not be prohibited or restricted from entering into or consummating a “business combination” with the Company (in each case as the term is used in Section 203 of the DGCL) without obtaining any stockholder vote otherwise required by such Section 203 of the DGCL as a result of the Backstop Commitment, the Preferred Stock Purchase Commitment or any of the other transactions contemplated by this Agreement (including conversion of the Preferred Stock and any acquisition of Additional Shares contemplated by Section 8.4(b)). The execution, delivery and performance of this Agreement will not cause to be applicable to the Company any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under the DGCL, or, to the Company’s knowledge, any other Law.
Section 4.3 Capitalization.
(a) As of the date hereof, (i) the Company is authorized to issue up to 100,000,000 shares of Common Stock and has 35,683,688 shares of Common Stock (which includes 476,096 shares of unvested non-performance based restricted stock and excludes 481,666 shares of unvested performance based restricted stock) outstanding and (ii) the Company is authorized to issue up to 25,000,000 shares of preferred stock that may be issued in one or more series and has no shares of preferred stock outstanding. As of the date hereof there are outstanding options to purchase an aggregate of not more than 815,732 shares of Common Stock, all of which options are outstanding under the Stock Plans. The authorized and outstanding Common Stock shall be set forth in the Prospectus Supplement, which shall be true and correct as of the dates noted therein and as of the Closing, except with respect to any Common Stock issued pursuant to employee or director stock options or incentive compensation or similar plans outstanding as of the date hereof. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.
(b) Schedule 4.3(b) sets forth a complete and correct list of all of the Company’s Subsidiaries. Except as set forth on Schedule 4.3(b), all of the outstanding shares of Capital Stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except as set forth on Schedule 4.3(b), the Company does not Beneficially Own, directly or indirectly, any material equity interests of any Person that is not a Subsidiary, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.
Section 4.4 Valid Issuance of Shares. The Acquired Shares will be, as of the date or dates of their issuance, duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor as provided in this Agreement, (a) will be validly issued, fully paid and nonassessable, (b) will not be subject to any statutory or contractual preemptive rights or other similar rights of stockholders and (c) with respect to the shares of Preferred Shares, will have the rights set forth in the Certificate of Designations.

Section 4.5 Non-Contravention; Authorizations. Neither the Company nor any of its Subsidiaries is in violation of its charter, by laws or equivalent organizational documents, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except for the consent of the lenders under the Company’s credit facility, the Company’s execution, delivery and performance of this Agreement and the Ancillary Agreements, issuance and delivery of the Acquired Shares, and consummation of the transactions contemplated hereby and thereby (i) will not result in any violation of the provisions of the charter, by laws or equivalent organizational documents of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of or a Default under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect and (iii) will not result in any violation of any Law applicable to the Company or any Subsidiary, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except for any clearance pursuant to the HSR Act, the Supplemental Listing Application to be filed with the NYSE and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, no consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity or the NYSE is required for the Company’s execution, delivery and performance of this Agreement and the Ancillary Agreements, issuance and delivery of the Acquired Shares, or consummation of the transactions contemplated hereby and thereby, except such as have been obtained or made by the Company.
Section 4.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, except actions, suits or proceedings which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any order, statute, rule or regulation of any Governmental Entity, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
Section 4.7 Compliance with Laws; Permits.
(a) The Company and each of its Subsidiaries conduct their businesses in compliance with all applicable Laws and NYSE rules and regulations, except for any noncompliance that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b) The Company and its Subsidiaries possess such valid and current certificates, governmental or other authorizations, licenses, consents, notices, registrations, exemptions, variances, filings, approvals, other forms of permissions or permits (“Permits”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted, except with respect to any such Permits the absence of which would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
(c) Neither the Company nor any of its Subsidiaries, or, to the knowledge of the Company, any other Person acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable Law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations or embargo regulations.
Section 4.8 Periodic Filings; Financial Statements; Undisclosed Liabilities.
(a) Since January 1, 2008, the Company has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto (collectively the “Company SEC Documents”), that were required to be filed with the SEC under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Exchange Act”). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.
(b) The Company’s consolidated financial statements, including the notes thereto, included or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly in all material respects the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods specified therein (subject to the absence of notes and year-end adjustments in the case of unaudited statements).

(c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations (accrued, absolute, contingent or otherwise) of a nature that would be required to be accrued or reflected in a consolidated balance sheet prepared in accordance with GAAP, other than liabilities or obligations (A) reflected on, reserved against, or disclosed in the notes to, the consolidated balance sheets of the most recent Company Financial Statements, (B) incurred in the ordinary course of business consistent with past practice since the date of the consolidated balance sheet in the most recent Company Financial Statements or (C) that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
(d) The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, the Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
Section 4.9 Absence of Certain Changes. Since December 31, 2008, the Company and its Subsidiaries, taken as a whole, have conducted their business in all material respects in the ordinary course of business, consistent with past practice. From December 31, 2008 to the date hereof, there has not been any Material Adverse Effect or any Effects that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
Section 4.10 Brokers and Finders. Except for RBC Capital Markets Corporation, the fees of which will be paid by the Company, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fee, commission or finder’s fee, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.
Section 4.11 Contracts. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed in full or in part after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Documents. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract which contains any provision that would prevent the Investor or any of its Affiliates in their capacity as such from operating in a particular line or lines of business after consummation of the transactions contemplated hereby.

Section 4.12 Employee Benefits.
(a) Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, no material payment (whether of severance pay, bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee will occur solely as a result of either the execution of or the performance of the transactions contemplated in this Agreement. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, no payment or benefit that will be made by the Company or any of its subsidiaries with respect to any Employee, solely as a result of either the execution of or the performance of the transactions contemplated in this Agreement, will be characterized as an “excess parachute payment,” within the meaning of Section 280G(b)(1) of the Internal Revenue Code.
(b) The Company represents and warrants that neither the execution of, nor the performance of the transactions contemplated in, this Agreement will result in a violation, in any material respect, of any Law (including ERISA and the regulations promulgated thereunder) with respect to the Stock Plans.
Section 4.13 Title to Properties. The Company and each of its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the most recent Company Financial Statements, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (a) such as do not materially and adversely affect the value of such properties or assets or (b) such as do not materially interfere with the current or currently proposed use of such properties or assets by the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company and each Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the current or currently proposed use of such real property, improvements, equipment or personal property by the Company or such Subsidiary.
Section 4.14 Insurance. The Company and each of its Subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

Section 4.15 Environmental Compliance. Except as disclosed in the Registration Statement or Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any Law relating to pollution or the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, employee health or safety including without limitation laws and regulations relating to emissions, discharges, disposal, spills, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, the failure to obtain or noncompliance with any Permits required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of or is responsible for any liability under or pursuant to any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of or liability under any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; (iv) the Company and its subsidiaries have provided or made available to the Investor all material studies, reports, communications, data or other analysis that relate to any liability, potential liability, claim, action, cause of action, violation, Permit or any other matter relating to or arising in connection with any Environmental Law; and (v) to the knowledge of the Company and its subsidiaries, no underground storage tanks are or were located on any property where the Company or its subsidiaries are conducting or have conducted business, except for such underground storage tanks maintained or removed in accordance with all Environmental Laws.
Section 4.16 No Further Reliance. The Company acknowledges that it is not relying upon any representation or warranty made by the Investor not set forth in this Agreement or in an Ancillary Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF INVESTOR
The Investor represents and warrants to the Company that:
Section 5.1 Organization and Authority. The Investor is duly established and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands and, acting through its general partner, has all limited partnership power and authority to own its property and assets and conduct its business in all material respects as currently conducted, and has been duly qualified as a foreign limited partnership for the transaction of business in, and is in good standing under the laws of, each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.
Section 5.2 Authorization. The Investor has all limited partnership power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Investor’s general partner, and no further approval or authorization by any of its partners or other equity owners is required. This Agreement constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.
Section 5.3 Non-Contravention; Governmental Authorization.
(a) The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of its certificate of limited partnership, partnership agreement or similar governing documents; or (ii) assuming compliance with the statutes and regulations referred to in Section 5.3(b), (A) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right to termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture or any other contract to which the Investor is a party or by which its properties may be bound or affected; or (B) conflict with or violate any Law applicable to the Investor, except, in the case of clauses (ii)(A) and (ii)(B), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
(b) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other Governmental Entity necessary in connection with the execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated herein (except for (i) such additional steps as may be required by the NYSE or such additional steps as may be necessary to qualify the Acquired Shares under federal securities, state securities or blue sky Laws, (ii) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and (iii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware) has been obtained or made and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) Neither the Investor nor, to the best of the Investor’s knowledge, any employee or agent of the Investor, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law.
Section 5.4 Securities Act Compliance. The Acquired Shares being acquired by the Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities Laws. The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters, and it fully understands the limitations on the ownership and sale, transfer or other disposition of the Acquired Shares. The Investor is able to bear the financial risk of its investment in the Acquired Shares and is able to afford the complete loss of such investment. The Investor has been afforded access to information about the Company and its financial condition and business, sufficient to enable the Investor to evaluate its investment in the Acquired Shares. The Investor understands that the Acquired Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law.
Section 5.5 Ownership. As of the date of this Agreement, Investor and its Affiliates own no Capital Stock of the Company.
Section 5.6 Financial Capability. At the Closing the Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.
Section 5.7 Brokers and Finders. Neither the Investor nor any of its Affiliates or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fee, commission or finder’s fee, and no broker or finder has acted directly or indirectly for the Investor or any of its Affiliates or any of their respective officers or directors in connection with this Agreement or the transactions contemplated hereby.
Section 5.8 No Further Reliance. The Investor acknowledges that it is not relying upon any representation or warranty made by the Company not set forth in this Agreement or in an Ancillary Agreement. The Investor acknowledges that it has conducted such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries that the Investor considers sufficient for purposes of the purchase of the Acquired Shares.

ARTICLE VI
CONDITIONS TO CLOSING
Section 6.1 Conditions to the Obligations of the Company and the Investor. The obligations of the Company and the Investor to effect the Backstop Closing and the Preferred Stock Closing shall be subject to the following conditions:
(a) all approvals and authorizations pursuant to, and all filings with and notifications to, the applicable Governmental Entity under the HSR Act shall have been obtained or made, and any applicable waiting period under any such laws shall have expired or terminated;
(b) no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated hereby; and
(c) the Rights Offering shall have been consummated in accordance in all material respects with the terms set forth in Section 2.1(d) hereof and in accordance with the Securities Act.
Section 6.2 Conditions to the Obligations of the Company. The obligations of the Company to effect the Backstop Closing and the Preferred Stock Closing shall be subject to the following conditions:
(a) all representations and warranties of the Investor in this Agreement shall be true and correct as of the date hereof and as of the Backstop Closing Date or Preferred Stock Closing Date, as the case may be (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);
(b) the Investor shall have performed in all material respects all of its obligations required to be performed by it hereunder at or prior to the Backstop Closing or Preferred Stock Closing, as the case may be;
(c) the Company shall have received a certificate, signed by an officer of the Investor, certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b); and
(d) the Company shall have received a certificate, signed by an officer of the Investor, certifying the percentage of Voting Stock of the Company Beneficially Owned as of the close of business on the Business Day immediately prior to the Backstop Closing Date or Preferred Stock Closing Date, as the case may be, by the Investor and its Affiliates (such amount the “Certified Ownership Percentage”).

Section 6.3 Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Backstop Closing and the Preferred Stock Closing shall be subject to the following conditions:
(a) The 10b-5 Representation shall be true and correct in all respects as of the Backstop Closing Date or Preferred Stock Closing Date, as the case may be, with all references to any time or date referred to in Section 2.1(c) being deemed to be references to the Backstop Closing Date or Preferred Stock Closing Date, as the case may be. All other representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality, Material Adverse Effect or words of similar import shall be true and correct as of the date hereof and as of the Backstop Closing Date or Preferred Stock Closing Date, as the case may be (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the date hereof and as of the Backstop Closing Date or Preferred Stock Closing Date, as the case may be (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date). Notwithstanding the foregoing, the Investor shall not be permitted to invoke the condition set forth in this Section 6.3(a) with respect to any fact or event if prior to such time the Company has given written notice (the “Event Notice”) to the Investor that such event or fact would reasonably be expected to cause the condition set forth in this Section 6.3(a) to not be satisfied, and the Investor has failed to reserve its rights with respect to such fact or event by giving written notice to the Company (the “Reservation Notice”) within ten (10) Business Days after receipt of the Event Notice (such fact or event, a “Waived Fact”), provided, however, that the Investor shall be permitted to invoke any of the conditions set forth in this Section 6.3(a) with respect to facts or events not contained in any Event Notice or with respect to the aggregate effect of any Waived Facts and any unrelated subsequent non-Waived Facts;
(b) the Company shall have performed in all material respects all of its obligations required to be performed by it hereunder at or prior to the Backstop Closing or Preferred Stock Closing, as the case may be;
(c) with respect to the Backstop Closing only, the conditions set forth in Section 2.2(b) shall have been satisfied; and
(d) with respect to the Preferred Stock Closing only, the conditions referenced in Section 3.1(b) shall have been satisfied;

(e) the Investor shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b);
(f) since the date of this Agreement, there shall not have been any Material Adverse Effect or any Effects that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(g) the shares of Common Stock to be issued in the Rights Offering (including pursuant to the Backstop Commitment) and to be issued upon conversion of the Preferred Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;
(h) with respect to the Preferred Stock Closing only, the Company shall have filed with the Delaware Secretary of State the Certificate of Designations and the Certificate of Designations shall be effective;
(i) the Investor shall have received a registration rights agreement substantially in the form of Annex II hereto, duly executed by the Company (the “Registration Rights Agreement”);
(j) with respect to each of the Backstop Closing and the Preferred Stock Closing, such number of Initial Investor Designees as the Investor is entitled to designate pursuant to Section 8.2 based upon the Common Stock of the Company (counting any shares of Preferred Stock on an as converted basis) to be owned by the Investor 13(d) Group after the Backstop Closing or Preferred Stock Closing, as applicable, shall have been appointed to the Board, and the Company shall have entered into customary indemnification agreements with such Initial Investor Designees at or prior to their appointment;
(k) The Company’s auditors shall have delivered to the Board a comfort letter (addressed to the Board) in the form customarily delivered to dealer managers of registered rights offerings, with respect to the Registration Statement and the Prospectus Supplement; and
(l) the Investor shall have received a legal opinion of Andrews Kurth LLP, special counsel for the Company, substantially in the form set forth in Annex IV.

ARTICLE VII
COVENANTS
Section 7.1 Conduct of the Business. Prior to the earlier of the Preferred Stock Closing and the termination of this Agreement pursuant to Section 9.1 (the “Pre-Closing Period”), the Company shall not, and shall cause each of its Subsidiaries not to, take any actions outside of the ordinary course of business consistent with past practice that are material to the Company and its Subsidiaries, taken as a whole, without the prior written consent of the Investor (such consent not to be unreasonably withheld, conditioned or delayed). During the Pre-Closing Period, (a) except as contemplated by this Agreement or the Ancillary Agreements, as required by Law or as set forth on Schedule 7.1, the Company shall not, and shall cause each of its Subsidiaries not to (i) declare or pay any dividend or distribution on its Capital Stock (except for the Warrants and any dividends paid by any direct or indirect wholly owned Subsidiary of the Company to the Company or to any other direct or indirect wholly owned Subsidiary of the Company); (ii) adjust, split, combine or reclassify or otherwise amend the terms of the Capital Stock of the Company or any debt securities convertible or exchangeable into Capital Stock of the Company; (iii) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any of the Capital Stock of it or any of its Subsidiaries or any debt securities convertible or exchangeable into Capital Stock of it or any of its Subsidiaries, other than repurchases, redemptions, purchases or acquisitions of any such Capital Stock by, or transfers or dispositions of any such Capital Stock to, the Company or any of its wholly owned Subsidiaries; (iv) issue, grant, deliver or sell any Capital Stock of it or any of its Subsidiaries (other than the Warrants, the Common Stock issuable upon exercise thereof and the Preferred Shares or issuances pursuant to Excluded Issuances) or any debt securities convertible or exchangeable into Capital Stock of it or any of its Subsidiaries, other than issuances, grants, deliveries or sales of such Capital Stock to the Company or any of its wholly owned Subsidiaries; (v) make any amendments to their organizational documents (other than the filing of the Certificate of Designations with the Secretary of State of the State of Delaware); (vi) sell, lease or otherwise dispose of a material amount of assets or securities, including by merger, consolidation, asset sale or other business combination, other than sales of assets in the ordinary course of business consistent with past practice; (vii) make any material acquisitions of any property or assets by purchase or other acquisition of shares or other equity interests, or by merger, consolidation or other business combination, from or with any Person (except for acquisitions made by the Company or any direct or indirect wholly owned Subsidiary of the Company from the Company or any other direct or indirect wholly owned Subsidiary of the Company); (viii) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or (ix) agree or commit to do any of the foregoing and (b) if the Company takes any action (other than with respect to the issuance of the Warrants, the Common Stock issuable upon the exercise thereof and the Preferred Shares) that would require any anti-dilution adjustments to be made under the Certificate of Designations as if it were in effect at the time of such action, the Company shall make such appropriate adjustments (the “Adjustments”).
Section 7.2 Securities to be Issued. The Acquired Shares to be issued to the Investor pursuant to this Agreement shall be subject to the terms and provisions of the Company’s certificate of incorporation, including in the case of the Preferred Shares, the Certificate of Designations.

Section 7.3 Efforts. From the date hereof until the earlier of the Preferred Stock Closing and the date that this Agreement is terminated pursuant to Section 9.1, the Investor and the Company shall (a) promptly file any and all Notification and Report Forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the transactions contemplated hereby, and use commercially reasonable efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act; (b) use commercially reasonable efforts to cooperate with each other in (i) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, or expirations or terminations of waiting periods are required to be obtained from, any other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely obtaining all such consents, permits, authorizations, waivers, clearances, approvals, expirations or terminations; (c) use commercially reasonable efforts to supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity; (d) promptly inform the other party of any substantive meeting, discussion, or communication with any Governmental Entity (and supply to the other party any written communication or other written correspondence or memoranda prepared for such purpose, subject to applicable Laws relating to the exchange of information) in respect of any filing, investigation or inquiry concerning the transactions contemplated hereby, and consult with the other party in advance of, and to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate in, such meeting, discussion or communication; and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate the Closings and the transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under Law with respect to the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Investor or any of its Affiliates to enter into any agreement with any Governmental Entity, or to consent to any authorization, consent or approval of any Governmental Entity, requiring the Investor or any of its Affiliates to hold separate or divest, or to restrict the dominion or control of, any of its assets or businesses or any of the stock, assets or business of the Investor, the Company or any of their Affiliates.
Section 7.4 Publicity. On the date hereof, the Company shall issue a press release in the form agreed to by the Company and Investor. No other public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except for any such release or announcement that may be required by Law or the rules and regulations of the NYSE, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of its issuance. The provisions of this Section 7.4 shall not restrict the ability of either party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document or other report required by Law or the rules and regulations of the NYSE so long as the other party is provided a reasonable opportunity to comment on such disclosure in advance.
Section 7.5 Share Listing. The Company shall as promptly as practicable after the date of this Agreement use its reasonable best efforts to cause the Common Stock to be issued in the Rights Offering (including pursuant to the Backstop Commitment) and the Common Stock issuable upon conversion of the Preferred Stock to be approved for listing on the NYSE, subject to official notice of issuance.
Section 7.6 Access. From the date hereof until the earlier of the Preferred Stock Closing and the date that this Agreement is terminated pursuant to Section 9.1, subject to applicable Law, the Company shall grant the Investor, upon reasonable advance notice, such access to its books, records, properties and such other information as the Investor may reasonably request, provided that any investigation of such information shall be conducted during normal business hours and in such manner as not to interfere with the conduct of the business of the Company, and provided, further, that the Company shall not be required to disclose any information to the extent (a) prohibited by applicable Law or NYSE rule or regulation or (b) such disclosure could reasonably be expected to cause a violation of any agreement to which the Company or any of its Subsidiaries is a party or could reasonably be expected to cause a risk of a loss of privilege to the Company or any of its Subsidiaries.

Section 7.7 Termination of Confidentiality Agreement; Confidentiality.
(a) The Company and the Investor acknowledge and agree that as of the date hereof the Confidentiality Agreement, and all provisions thereof, shall be terminated and be of no further force or effect.
(b) Notwithstanding the foregoing, from the date hereof until the first anniversary of the date hereof, the Investor will, and will cause its Representatives, to keep all information regarding the Company (whether prepared by the Company, its Representatives or otherwise, whether in oral, written, electronic or other form) received under the terms of the Confidentiality Agreement or pursuant to this Agreement (collectively, the “Information”) confidential, except (i) Information disclosed by the Investor to its Representatives, (ii) Information that becomes generally available to the public other than as a result of a disclosure in violation of this Agreement by the Investor or its Representatives, (iii) Information that was available to the Investor on a nonconfidential basis prior to its disclosure, directly or indirectly, by the Company or its Representatives, (iv) Information that becomes available to the Investor on a nonconfidential basis from a person other than the Company who, to the knowledge of the Investor, is not bound by a confidentiality obligation to the Company or otherwise prohibited from transferring such information to the Investor, (v) Information that the Company agrees may be disclosed, (vi) information that the Investor can demonstrate has been independently developed or derived without reliance on the Information, (vii) Information which the Investor is required by Law, legal process or regulatory authority to disclose, (viii) the disclosure of Information as part of the Investor’s or any of its Affiliate’s normal reporting or review procedure, or in connection with the Investor’s or any of its Affiliate’s normal fund raising, marketing, informational or reporting activities, and (ix) Information disclosed to any bona fide prospective purchaser of the equity or assets of the Investor or its Affiliates or the Capital Stock of the Company held by the Investor, or prospective merger partner of the Investor or its Affiliates, provided that such purchaser or merger partner agrees to be bound by the provisions of this Section 7.7(b).
Section 7.8 Right to Use Names and Logos. From and after the earlier of the Backstop Closing Date or Preferred Stock Closing Date and until the date on which the Investor 13(d) Group ceases to Beneficially Own 10% or more of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis), the Company hereby grants to the Investor the right to use the Company’s name and logo (collectively, the “Company Marks”) in the Investor’s and its Affiliates’ marketing materials, solely for the purpose of indicating in a factual manner the Investor’s ownership interest in the Company, provided, however, that (a) the Investor shall not use the Company Marks in a manner that is likely to confuse the public to believe that the Company is providing or sponsoring any offering, securities, product or service provided by Investor; (b) the Investor shall include a prominent trademark attribution notice giving notice of the Company’s or its Subsidiary’s ownership of its trademarks in any such marketing materials in which the name and/or logo appear; (c) in order to preserve the inherent value of such name and logo, the Investor agrees to use reasonable efforts to ensure that it maintains the quality of the Investor’s business and the operation thereof; (d) the Investor shall at all times use such name and logos in accordance with any style guidelines established by the Company and communicated to the Investor from time to time in writing; (e) the Investor shall, upon the request of Company, provide copies of such marketing materials to Company; and (f) notwithstanding anything to the contrary herein, the Company shall at all times have the right to direct the Investor to cease any use of the Company Marks which violates any requirement under this Section or which is otherwise likely to disparage, dilute or impair the value of the Company Marks or the Company’s goodwill associated therewith.

Section 7.9 Finder’s Fees. If a claim shall be made against either party for any financial advisory fee, brokerage fee, commission or finder’s fee for which the other party is responsible, such responsible party shall indemnify the non-responsible party in full from and against such claim.
Section 7.10 Proceeds; Application to Tender Offer. The Company shall apply the net proceeds of the Rights Offering (including the Backstop Commitment) and the sale of the Preferred Shares, to the retirement of indebtedness of the Company, including indebtedness under its principal bank credit facility and indebtedness represented by its senior debt securities pursuant to the Tender Offer.
Section 7.11 Conduct of Tender Offer. The Company shall not amend or modify any of the terms and conditions of the Tender Offer, or waive any of the conditions of the Tender Offer, without the prior written consent of the Investor, except for any amendments, modifications or waivers that do not result in the payment of an average price of more than $650.00 per $1000.00 of principal amount of the senior debt securities of the Company. The Company will in all respects conduct the Tender Offer in compliance with applicable Federal and state Laws and regulations.
Section 7.12 Filing of Certificate of Designations. The Company shall file, on or before the Preferred Stock Closing Date, the Certificate of Designations with the Secretary of State of the State of Delaware.
Section 7.13 Consent to Conversion. The Company agrees that it will not unreasonably withhold or delay its consent to the conversion of any shares of the Preferred Stock pursuant to Section 6(a) of the Certificate of Designations, if prior to the Standstill Expiration Date, (a) a tender offer for the Common Stock of the Company has been made (unless the Company has recommended that its stockholders not accept such tender offer), (b) the Company has entered into a merger agreement which requires holders of Common Stock to make an election as to the form of consideration to be received in the merger or (c) any similar circumstances arise in which the holders of Preferred Stock could be disadvantaged as a result of their inability to convert the shares of Preferred Stock into shares of Common Stock pursuant to Section 6(a) of the Certificate of Designations.

ARTICLE VIII
GOVERNANCE AND OTHER RIGHTS
Section 8.1 Initial Investor Nominees. The Company and the Investor agree as follows:
(a) Prior to the Backstop Closing, the Investor shall provide to the Company a list of initial Investor Nominees (including details as to which shall be nominated in each circumstance set forth in Section 8.2(a)), each of whom shall be reviewed promptly by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).
(b) On the Backstop Closing Date, the Company shall cause to be elected or appointed to the Board such number of Initial Investor Designees as the Investor 13(d) Group is entitled to designate pursuant to Section 8.2(a) based on the Common Stock of the Company (counting any shares of Preferred Stock on an as converted basis) to be owned by the Investor 13(d) Group after the Backstop Closing, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and, if not already received, the reasonable approval of the Nominating Committee. The Company shall take all actions necessary to ensure that on the Backstop Closing Date the Board shall have at least the number of vacancies necessary to allow such election or appointment.
(c) On the Preferred Stock Closing Date, the Company will cause to be elected or appointed to the Board any Initial Investor Designees that have not been previously elected or appointed to the Board pursuant to Section 8.1(b), subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and, if not already received, the reasonable approval of the Nominating Committee. The Company shall take all actions necessary to ensure that on the Preferred Stock Closing Date the Board shall have at least the number of vacancies necessary to allow such election or appointment.
Section 8.2 Governance Matters. The Company and the Investor agree that effective as of the Backstop Closing Date and terminating automatically upon the date on which the Investor 13(d) Group ceases to Beneficially Own 10% or more of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis):
(a) Investor’s Board Representation.
(i) For so long as the Investor 13(d) Group Beneficially Owns 40.0% or more of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis), the Investor shall be entitled to designate four (4) Investor Nominees, and the parties hereto shall exercise all authority under applicable Law to cause any slate of directors presented to stockholders for election to the Board to include all of such Investor Nominees.

(ii) For so long as the Investor 13(d) Group Beneficially Owns less than 40.0% but at least 30.0% of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis), the Investor shall be entitled to designate three (3) Investor Nominees, and the parties hereto shall exercise all authority under applicable Law to cause any slate of directors presented to stockholders for election to the Board to include all of such Investor Nominees.
(iii) For so long as the Investor 13(d) Group Beneficially Owns less than 30.0% but at least 20.0% of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis), the Investor shall be entitled to designate two (2) Investor Nominees, and the parties hereto shall exercise all authority under applicable Law to cause any slate of directors presented to stockholders for election to the Board to include both of such Investor Nominees.
(iv) For so long as the Investor 13(d) Group Beneficially Owns less than 20.0% but at least 10.0% of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis), the Investor shall be entitled to designate one (1) Investor Nominee, and the parties hereto shall exercise all authority under applicable Law to cause any slate of directors presented to stockholders for election to the Board to include such Investor Nominee.
(b) Board Committees.
(i) The Company shall cause the Board to create and maintain, for so long as the Investor is entitled to designate at least one (1) Investor Nominee for election to the Board pursuant to this Section 8.2, a Finance Committee, with a charter substantially in the form of Annex IV hereto. The Finance Committee shall consist of five (5) members, of which (A) two (2) shall be Investor Directors for so long as the Investor is entitled to designate two (2) or more Investor Nominees for election to the Board pursuant to this Section 8.2 and (B) one (1) shall be an Investor Director for so long as the Investor is entitled to designate one (1) Investor Nominee for election to the Board pursuant to this Section 8.2. The remaining members of the Finance Committee shall be selected by the Non-Investor Directors from among the Non-Investor Directors.
(ii) For so long as the Investor is entitled to designate one (1) or more Investor Nominees for election to the Board pursuant to this Section 8.2, one member of each of the Audit Committee and Compensation Committee shall be an Investor Director, provided that such Investor Director meets the applicable independence criteria of the SEC and NYSE. The remaining members of the Audit Committee and Compensation Committee shall be selected by the Non-Investor Directors from among the Non-Investor Directors who meet the applicable independence criteria of the SEC and NYSE.

Section 8.3 Procedural Matters. The Company and the Investor agree that effective as of the Backstop Closing Date and terminating automatically upon the date on which the Investor 13(d) Group ceases to Beneficially Own 10% or more of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis):
(a) Independence. At all times, a majority of the Board shall be comprised of individuals who satisfy the independence criteria of the NYSE and are independent of the Investor and its Affiliates. In addition, at all times, the Audit Committee, Compensation Committee and Nominating Committee shall be comprised only of individuals who satisfy the applicable independence criteria of the SEC and NYSE.
(b) Designation of Slate.
(i) Any Investor Nominees that are to be included in a slate of directors pursuant to Section 8.2(a) shall be designated by the Investor by prior written notice to the Company, subject to the reasonable approval of the Nominating Committee and further subject to applicable Law and the Nominating Committee’s fiduciary duties.
(ii) If, for any reason, an Investor Nominee is not elected to the Board by the stockholders, then the Company shall exercise all authority under applicable Law to cause such person to be elected to the Board.
(iii) The Company shall exercise all authority under applicable Law to cause the number of directors which shall constitute the Board to be sufficient to allow the election or appointment of the number of Investor Nominees entitled to be nominated to the Board in accordance with Section 8.2(a).
(c) Resignations and Replacements.
(i) Subject to paragraph (ii) below, if at any time an Investor Director resigns or is removed in accordance with applicable Law or the Company’s by-laws, a new Investor Director shall be designated by the Investor and appointed by the Board pursuant to the procedures set forth in this Section 8.3, subject to the reasonable approval of the Nominating Committee and further subject to applicable Law and the Nominating Committee’s fiduciary duties.
(ii) Subject to paragraph (iii) below, if at any time the number of Investor Nominees entitled to be nominated to the Board in accordance with Section 8.2(a) in an election of directors presented to stockholders decreases, within 10 days thereafter the Investor shall cause a sufficient number of Investor Directors to resign from the Board so that the number of Investor Directors on the Board after such resignation(s) equals the number of Investor Nominees that the Investor would have been entitled to designate had an election of directors taken place at such time. Any vacancies created by the resignations required by this Section 8.3(c)(ii) shall be filled with Non-Investor Directors as designated by the Nominating Committee.

(iii) If at any time the percentage of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis) Beneficially Owned by the Investor 13(d) Group decreases as a result of an issuance of Common Stock by the Company (other than any Excluded Issuance), the Investor may, in good faith, notify the Company within 90 days that the Investor 13(d) Group intends to acquire a sufficient amount of additional Common Stock in accordance with and to the extent permitted by Section 8.4(b) necessary to maintain its then current level of Board representation. In such event, until the end of such 90-day period (and thereafter if the Investor 13(d) Group in fact restores its percentage to the extent necessary to maintain its then current level of Board representation and provided that the Investor 13(d) Group continues to maintain the requisite level of Beneficial Ownership of Common Stock in accordance with Section 8.2(a)) the Board shall continue to have the number of Investor Directors that corresponds to the percentage of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis) Beneficially Owned by the Investor 13(d) Group prior to such issuance of Common Stock by the Company.
(d) Solicitation and Voting of Shares.
(i) The Company shall recommend that its stockholders vote in favor of the slate of director nominees nominated in accordance with Section 8.2(a) and Section 8.3(b) and use its commercially reasonable efforts to solicit from the stockholders of the Company eligible to vote for the election of directors proxies in favor of the director nominees nominated in accordance with Section 8.2 and Section 8.3(b).
(ii) In any election of directors or at any meeting of the stockholders of the Company called expressly for the purpose of removing any director(s), the Investor shall be present for purposes of establishing a quorum.
(iii) Except as provided in this Section 8.3 or in Section 8.4, the Investor shall be free to vote in its sole discretion all of its Voting Stock of the Company entitled to vote on any matter submitted to or acted upon by stockholders.
(iv) Notwithstanding anything in this Agreement to the contrary, no member of the Investor 13(d) Group shall (A) “solicit,” or become a “participant” in any “solicitation” of, any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Stock of the Company in connection with any vote for the election of directors, or agree or announce its intention to vote with any Person undertaking any such “solicitation,” or (B) grant any irrevocable proxies with respect to any Voting Stock of the Company to any Person (other than another member of the Investor 13(d) Group or as recommended by the Board) or deposit any Voting Stock of the Company in a voting trust, or enter into any other arrangement or agreement, with any Person (other than another member of the Investor 13(d) Group) with respect to the voting thereof, in each case in connection with any vote for the election of directors.

(e) Director Expenses; Insurance. The Company agrees that the Investor Directors shall be entitled to the same rights, privileges and compensation as the other members of the Board in their capacity as such, including with respect to insurance coverage and reimbursement for Board participation and related expenses. The Company shall maintain, at its own expense, directors’ and officers’ liability insurance with coverage no less favorable to the directors than the policies that are in effect on the date hereof.
Section 8.4 Standstill; Transferability. From the date hereof until the earliest of (i) the date on which the Investor 13(d) Group ceases to Beneficially Own 10.0% or more of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis), (ii) the date on which the Common Stock ceases to be registered under Section 12 of the Exchange Act, (iii) the third anniversary of the Preferred Stock Closing Date, or if the Preferred Stock Closing does not occur, the Backstop Closing Date, (iv) the termination of the Rights Offering by the Company without any sale of equity securities pursuant to the Backstop Commitment or the Preferred Stock Purchase Commitment, (v) the termination of this Agreement in accordance with the terms hereof, (vi) a proposal relating to an Acquisition Transaction is made by any Person or Group other than a member of the Investor 13(d) Group and accepted by the Board, and the members of the Investor 13(d) Group execute an irrevocable proxy granting representatives of the Company the authority to vote all shares of Voting Stock held by the Investor 13(d) Group in favor of such Acquisition Transaction or (vii) the announcement by the Company of a “going private” transaction with respect to the Company in which the Investor 13(d) Group agrees with the Company, in writing, to participate (such earliest date, the “Standstill Expiration Date”):
(a) Without the prior written consent of the Company (which consent may be granted or withheld in its sole discretion), the Investor 13(d) Group shall not, directly or indirectly, by purchase or otherwise, acquire, agree to acquire or offer to acquire Voting Stock of the Company or direct or indirect rights or options to acquire Voting Stock of the Company, provided that the Investor 13(d) Group (i) may acquire the Acquired Shares, any Additional Shares pursuant to Section 8.4(b) and any shares of Common Stock received upon conversion of Preferred Stock (including in each case any distributions in respect thereof to the extent permitted by the applicable terms of this Agreement and the Certificate of Designations), (ii) may acquire Voting Stock of the Company as otherwise permitted pursuant to this Section 8.4, (iii) may acquire Voting Stock of the Company, so long as the Voting Stock acquired, when aggregated with all the other Voting Stock of the Company Beneficially Owned by the Investor 13(d) Group, does not constitute in excess of 35.0% of the Total Voting Power of the Company or 45.0% of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis) and (iv) may acquire Voting Stock of the Company issued by the Company to any member of the Investor 13(d) Group in a transaction approved by the Board (including any issuance of Voting Stock of the Company as compensation to Affiliates of the Investor who are serving as directors of the Company).

(b) Notwithstanding Section 8.4(a), if at any time the percentage of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis) Beneficially Owned by the Investor 13(d) Group decreases as a result of an issuance of Common Stock by the Company (other than any Excluded Issuance) (a “Dilutive Issuance”), the Investor 13(d) Group may acquire in the secondary market additional shares of Common Stock, but only to the extent necessary to maintain the percentage of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis) that the Investor 13(d) Group Beneficially Owned prior to such Dilutive Issuance (such additional shares acquired, the “Additional Shares”).
(c) The Investor 13(d) Group shall not, directly or indirectly, sell, transfer or otherwise dispose of any of its Voting Stock of the Company, other than (i) to any Affiliates of a member of the Investor 13(d) Group, provided that any such transferee shall execute an agreement in form and substance reasonably satisfactory to the Company, pursuant to which such proposed transferee agrees to be bound by the terms and conditions of this Agreement, (ii) in an underwritten registered offering, (iii) sales, transfers, or other dispositions (not including pledges) in a transaction (or series of transactions) that, to the knowledge of the Investor, do not result in the acquisition of Voting Stock of the Company by any Person or Group that, after giving effect to such acquisition, will Beneficially Own 10% or more of the Total Voting Power of the Company, provided that prior to any such sale, transfer or other disposition of Voting Stock of the Company by the Investor pursuant to this clause (iii), the Investor shall deliver to the Company a certificate executed by an officer of the Investor representing that, to its knowledge after reasonable inquiry (including review of any SEC filings made by the transferee, if applicable), after the proposed sale, transfer or other disposition of such Voting Stock the transferee shall not Beneficially Own 10% or more of the Total Voting Power of the Company, (iv) in transactions exempt from registration under Rule 144 under the Securities Act, (v) pursuant to any tender offer by the Company or any tender offer by a third party (unless the Company has recommended that its stockholders not accept such tender offer) or (vi) in connection with a merger or consolidation in which Voting Stock of the Company is exchanged for cash, securities, other property or a combination thereof. Any purported transfer of Voting Stock of the Company that is inconsistent with the provisions of this Section 8.4(c) shall be null and void and of no force or effect.

(d) Notwithstanding the foregoing, nothing in this Section 8.4 shall (i) prohibit or restrict any member of the Investor 13(d) Group from responding to any inquiries from any stockholders of the Company as to such member’s intention with respect to the voting of any Voting Stock of the Company Beneficially Owned by it so long as such response is consistent with the terms of this Agreement; (ii) restrict the right of each Investor Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or restrict the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof; (iii) prohibit the Investor 13(d) Group from Beneficially Owning Voting Stock of the Company issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which the Investor 13(d) Group is permitted to Beneficially Own under this Agreement; (iv) prohibit or restrict any member of the Investor 13(d) Group from making a written proposal regarding an Acquisition Transaction directly to the Board, provided that (x) unless required by applicable Law, in no event may any member of the Investor 13(d) Group or any of its Representatives make such proposal public, (y) if, following its receipt of such written proposal, the Board determines to commence a process with respect to a potential Acquisition Transaction, the Company shall permit the Investor 13(d) Group to participate in such process and (z) if, pursuant to actions taken by the Board following its receipt of such written proposal, the Board determines to accept and recommend to the Company’s stockholders an Acquisition Transaction from another party (the “Alternate Acquisition Transaction”) that the Board believes to be superior to the Investor 13(d) Group’s proposed Acquisition Transaction, then the Investor 13(d) Group shall vote its Voting Stock of the Company in the same proportion as all other Voting Stock of the Company is voted with respect to such Alternate Acquisition Transaction or, in the case of a tender offer, tender its shares of Company stock in the same proportion as is tendered by all other holders of Company stock; or (v) prohibit any member of the Investor 13(d) Group from disclosing, in accordance with its obligations (if any) under the federal securities Laws or other applicable Law, its desire (if any) that the Company become the subject of an Acquisition Transaction. Notwithstanding anything to the contrary set forth in this Section 8.4, if, at any time following the consummation of a bankruptcy proceeding involving the Company, any Person (other than the Company) is permitted by Law or the bankruptcy court in which the proceeding is pending to propose a plan of reorganization for the Company, the Investor shall be permitted to propose a plan of reorganization for the Company, provided that no plan of reorganization shall be proposed by the Investor prior to the expiration or termination of the exclusivity period for the Company’s filing of a plan of reorganization, as such exclusivity period may be extended from time to time (it being understood and agreed that the Investor shall not object to any extension of the Company’s exclusivity period and shall not initiate or otherwise support any proceeding to terminate or shorten the length of the Company’s exclusivity period). The Investor hereby appoints the Company, its designees, and each of them individually, as the sole and exclusive attorneys and proxies of the Investor, with full power of substitution and re-substitution, to the full extent of the Investor’s right, with respect to any Voting Stock of the Company to be voted in accordance with the foregoing voting requirements related to Alternate Acquisition Transactions, and empowers such attorneys and proxies to exercise all voting rights of the Investor in accordance with the provisions of Section 8.4(d)(iv)(z) (including the power to execute and deliver written consents with respect to such Voting Stock) at any time prior to termination of this Section 8.4 at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting. The Investor confirms that this proxy is irrevocable, is coupled with an interest, and is granted in consideration of the Company entering into this Agreement.

Section 8.5 Notice Rights. From the Backstop Closing Date (or if the Backstop Closing does not occur, the Preferred Stock Closing Date) until the date on which the Investor 13(d) Group ceases to Beneficially Own 10% or more of the Common Stock of the Company (notwithstanding the definition of “Beneficially Own,” counting any shares of Preferred Stock on an as converted basis), the Company shall keep the Investor 13(d) Group informed, on a current basis, of any events, discussions, notices or changes with respect to any tax, criminal or regulatory investigation or action involving the Company or any of its Subsidiaries (in the case of tax or regulatory investigations or actions, other than ordinary course communications which could not reasonably be expected to be material to the Company, its Subsidiaries or the Investor), and shall reasonably cooperate with the Investor and its partners, Affiliates and Representatives in an effort to avoid or mitigate (with no adverse effect to the Company) any cost or regulatory consequences to the Investor and its partners and Affiliates that might arise from such investigation or action (including by allowing the Investor to review written submissions in advance and attend meetings with authorities and coordinating and providing assistance in connection with any meetings with authorities).
Section 8.6 Corporate Opportunities. In accordance with and as contemplated by Section 122, paragraph (17) of the DGCL (or any successor statute thereto), the Company hereby renounces, to the fullest extent permitted by law, any interest or expectancy in any business opportunity, transaction or other matter in which any of the Investor, its Affiliates, any Investor Director or any portfolio company in which the Investor or any of its Affiliates has an equity investment (the “Investor Group”) participates or desires or seeks to participate in and that involves any aspect of the energy business or industry, including without limitation, the midstream energy business (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to an Investor Nominee solely in such person’s capacity as a director of the Company and with respect to which no member of the Investor Group (other than an Investor Director) independently receives notice or otherwise identifies such Business Opportunity or (ii) is identified by the Investor Group solely through the disclosure of information by or on behalf of the Company (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a “Renounced Business Opportunity”). No member of the Investor Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and any member of the Investor Group may pursue a Renounced Business Opportunity. For the avoidance of doubt, the Company shall not be prohibited or restricted in any manner from pursuing or consummating any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Section 8.6.

ARTICLE IX
TERMINATION
Section 9.1 Termination. This Agreement may be terminated at any time prior to the occurrence of either the Backstop Closing or the Preferred Stock Closing:
(a) by either party, upon written notice to the other, following the termination of the Rights Offering;
(b) by either party, upon written notice to the other, in the event that neither the Backstop Closing nor the Preferred Stock Closing occurs on or before August 15, 2009, provided, however, that if all conditions to the Backstop Closing and Preferred Stock Closing shall have been met or waived, and the Rights Offering shall have closed prior to such date, such date shall be extended to the extent necessary to permit the Backstop Closing and Preferred Stock Closing to occur, and provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Backstop Closing and Preferred Stock Closing to occur on or prior to such date;
(c) by either party, upon written notice to the other, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;
(d) by either party, upon written notice to the other, if such other party is in breach or default of, or has failed to comply with, any material representation, warranty, term, condition or covenant of this Agreement, and such breach, default or failure to comply has not been cured within thirty (30) days of such other party receiving written notice thereof;
(e) by either party, upon written notice to the other, if a Material Adverse Effect has occurred with respect to such other party, and such Material Adverse Effect is not curable or, if curable, has not been cured within thirty (30) days of such other party receiving written notice thereof;
(f) by the Company, upon written notice to the Investor, within ten (10) Business Days after the Company has received a Reservation Notice from the Investor.
Section 9.2 Effects of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement (other than Article X, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect, provided that nothing herein shall relieve any party from liability for any intentional breach of this Agreement.

ARTICLE X
MISCELLANEOUS
Section 10.1 Survival. Each of the representations and warranties in this Agreement (or any certificate delivered pursuant hereto) shall survive the execution and delivery of this Agreement and the applicable Closing, but only for a period of twelve (12) months following the later of the Backstop Closing Date or the Preferred Stock Closing Date, provided that the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 5.1, Section 5.2, Section 5.3 and Section 5.4 and the 10b-5 Representation, and corresponding representations and warranties in the officer’s certificate to be delivered pursuant to Section 6.2(c) and Section 6.3(e), shall survive indefinitely (or, in each case, until final resolution of any claim or actions arising from the breach of any such representation and warranty, if written notice of such breach (including, in reasonable detail, the basis for the claimed breach) was provided prior to the end of such survival period).
Section 10.2 Indemnification.
(a) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof the Company agrees to indemnify and hold harmless the Investor, its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives (the “Investor Indemnified Parties”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable and documented fees of counsel), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or relating to (i) any material misstatement or omission in the Registration Statement or the Prospectus Supplement, provided that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based on statements made in reliance upon and in conformity with written information contained in either of the foregoing documents that was furnished to the Company by or on behalf of the Investor specifically for use therein, or (ii) claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination by the Company of the Rights Offering, this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby or thereby (other than any such Losses attributable to the acts, errors or omissions on the part of the Investor in violation of this Agreement). Notwithstanding the above, (A) other than with respect to Losses arising out of or incurred in connection with class action lawsuits brought against the Company and/or any of its directors or by any stockholders of the Company or a derivative action brought on behalf of the Company, in each case relating to matters for which the Investor Indemnified Parties are otherwise entitled to indemnification pursuant to clauses (i) or (ii) above (as to which there shall be indemnity hereunder), there shall be no indemnity hereunder in respect of any Losses resulting from any action that the Investor, its Affiliates or their respective transferees take, fail to take or propose to take (in each case, other than as required pursuant to this Agreement) in their capacity as a stockholder of the Company from and after the Backstop Closing Date and/or Preferred Stock Closing Date and (B) there shall be no indemnity hereunder in respect of any Losses resulting from any order, decree or injunction issued by any Governmental Entity restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement under the HSR Act or any competition or merger control laws of other jurisdictions.
(b) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof the Investor agrees to indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives (the “Company Indemnified Parties”), to the fullest extent lawful, from and against any and all Losses arising out of or relating to (i) any material misstatement or omission in the Prospectus Supplement to the extent that any such Loss arises out of or is based on statements made in reliance upon and in conformity with written information contained in either of the foregoing documents that was furnished to the Company by or on behalf of the Investor specifically for use therein, or (ii) claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination by the Investor of this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby or thereby (other than any such Losses attributable to the acts, errors or omissions on the part of the Company in violation of this Agreement). Notwithstanding the above, there shall be no indemnity hereunder in respect of any Losses resulting from any order, decree or injunction issued by any Governmental Entity restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement under the HSR Act or any competition or merger control laws of other jurisdictions.

(c) An Indemnified Party shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification pursuant to Section 10.2(a) or Section 10.2(b), provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10.2 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify the Indemnifying Party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof, provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any reasonable and documented legal fees and expenses of one law firm retained by the Indemnified Party and other reasonable and documented out of pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense), and provided, further, that if the Indemnifying Party is conducting the defense the Indemnifying Party shall be liable for any reasonable and documented legal fees and expenses of one law firm retained by the Indemnified Party and other reasonable and documented out of pocket expenses reasonably incurred by the Indemnified Party in connection with such claim if the Indemnified Party reasonably shall have concluded (upon advice of its counsel) that there are one or more legal defenses available to the Indemnified Party that are not available to the Indemnifying Party or the Indemnified Party shall have concluded (upon advice of its counsel) that, with respect to such claim, the Indemnified Party and the Indemnifying Party have different, conflicting or adverse legal positions or interests. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim and making representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent. The Indemnifying Party will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) The obligations of an Indemnifying Party under this Section 10.2 shall survive the later of the Backstop Closing or Preferred Stock Closing or termination of this Agreement or any Ancillary Agreement and the transfer, redemption or conversion of the Acquired Shares. The agreements contained in this Section 10.2 shall be in addition to any other rights of any Indemnified Party against any Indemnifying Party or others, under this Agreement any Ancillary Agreement, at law or in equity.
Section 10.3 Legends. The Investor agrees with the Company that each share of Common Stock purchased by the Investor pursuant to the Backstop Commitment, each share of Preferred Stock purchased by the Investor and each share of Common Stock issued upon conversion of shares of Preferred Stock shall contain a legend substantially to the following effect until it may be removed in accordance with applicable Law:
THESE SHARES ARE HELD BY AN “AFFILIATE” OF ALLIS-CHALMERS ENERGY INC. (THE “COMPANY”), AS DEFINED BY RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THE COMPANY WILL NOT PERMIT THE SHARES REPRESENTED BY THIS CERTIFICATE TO BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED TO A PROSPECTIVE TRANSFEREE UNLESS SUCH TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSACTION IS IN COMPLIANCE WITH THE SECURITIES ACT OR SUCH TRANSFER IS CONDUCTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.
THESE SHARES ARE SUBJECT TO RESTRICTIONS PURSUANT TO THE INVESTMENT AGREEMENT DATED MAY 20, 2009 AMONG THE COMPANY AND LIME ROCK PARTNERS V, L.P., AS AMENDED FROM TIME TO TIME.
The Investor further agrees with the Company that each share of Preferred Stock purchased by the Investor and each share of Common Stock issued upon conversion of the shares of Preferred Stock shall contain a legend substantially to the following effect until it may be removed in accordance with applicable Law:
THE OFFER AND SALE OF THE SECURITY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH SECURITY MAY NOT BE OFFERED OR SOLD UNLESS SUCH OFFER AND SALE IS IN COMPLIANCE WITH THE SECURITIES ACT OR SUCH TRANSFER IS CONDUCTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

Section 10.4 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:
If to the Company:
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, TX 77056
Attention: General Counsel
Facsimile: (713) 369-0555
With a copy to (which shall not constitute notice):
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Attention: Henry Havre
Facsimile: (713) 220-7135
If to the Investor:
Lime Rock Partners V, L.P.
274 Riverside Ave.
Westport, CT 06880
Attention: Saad Bargach
                 Kris Agarwal
Facsimile: (203) 429-2785
With a copy to (which shall not constitute notice):
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103
Attention: Caroline Blitzer
Facsimile: (917) 849-5317

Section 10.5 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
Section 10.6 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 10.7 Fees and Expenses.
(a) Expenses.
(i) If neither the Backstop Closing nor the Preferred Stock Closing occurs, the Company shall reimburse the Investor for its out-of-pocket legal, accounting and other advisory fees and expenses that are reasonably incurred by the Investor in connection with the transactions contemplated hereby and documented in reasonable detail by the Investor, including filing fees incurred by the Investor with respect to filings contemplated by Section 7.3; provided, however, that the maximum amount of such fees and expenses that the Company shall be obligated to pay shall be $400,000.
(ii) Reimbursement of the Investor’s fees and expenses by the Company pursuant to this Section 10.7(a) shall be made from time to time no later than five (5) Business Days after delivery to the Company of an itemized statement setting forth in reasonable detail all such expenses in accordance with Section 10.7(c).
(b) Termination Fee.
(i) In the event that written notice of termination of this Agreement is delivered by either party pursuant to Section 9.1(a), or by the Investor to the Company pursuant to Section 9.1(b) at a time when the Company is not entitled to terminate the Agreement pursuant to Section 9.1(b) because of the proviso contained in that section, then the Company shall, simultaneously with such delivery of written notice of termination (or within three (3) Business Days thereafter, in the case of delivery of written notice of termination by the Investor), pay the Investor the Termination Fee in accordance with Section 10.7(c).
(ii) In the event that written notice of termination of this Agreement is delivered by the Investor pursuant to Section 9.1(d), and within 6 months of the date hereof, the Company announces, enters into any agreement with respect to and/or completes a backstopped rights offering (similar to that contemplated hereby) of equity securities that yields (or is expected to yield) gross proceeds of at least $25,000,000, then the Company shall, simultaneously with such event, pay the Investor the Termination Fee in accordance with Section 10.7(c).

(iii) Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by the Company pursuant to this Section 10.7, the Termination Fee (and reimbursement of any expenses pursuant to Section 10.7(a)) shall, absent fraud, be the Investor’s sole and exclusive remedy under this Agreement.
(c) Any amount that becomes payable pursuant to Section 10.7(a) or Section 10.7(b) shall be paid by wire transfer of immediately available funds to an account designated by the Investor.
Section 10.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise, provided that the Investor shall be permitted to assign this Agreement or any of its rights hereunder to any of its Affiliates under common control with the Investor’s ultimate parent entity, and provided, further that (a) such assignee shall execute an agreement for the benefit of the Company in form and substance reasonably satisfactory to the Company, pursuant to which such proposed assignee agrees to be bound by the terms and conditions of this Agreement and (b) except for an assignment by the Investor to any investment fund under the control of the Investor’s ultimate parent entity, no such assignment shall relieve the Investor of its obligations hereunder. Without limiting the foregoing, none of the rights of the Investor hereunder shall be assigned to, or enforceable by, any Person to whom an Investor may transfer Capital Stock of the Company (other than a transfer to the Investor’s Affiliates to the extent permitted in accordance with the terms of this Agreement).
Section 10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Section 10.10 Arbitration. Any dispute arising out of or relating to this Agreement shall be settled exclusively and finally by confidential arbitration before three independent arbitrators in accordance the Commercial Arbitration Rules of the American Arbitration Association as in effect on the date such dispute arises. Each party shall appoint one arbitrator and those appointed arbitrators shall mutually select the third arbitrator, who shall be the presiding arbitrator. The arbitration hearing shall take place in New York City, or at such other location as may be agreed by the party. The arbitrators shall permit discovery and rule on matters of confidentiality as they determine is appropriate in the circumstances. In deciding the substance of any dispute, the arbitrators shall refer to the substantive laws of the State of New York (together with the DGCL and case law applying the DGCL where the dispute relates to Section 8.2 or Section 8.3 of this Agreement, the Certificate of Designations, the Company’s certificate of incorporation or any similar instrument) for guidance (excluding choice-of-law principles that might call for the application of the laws of another jurisdiction). The decision and award of the arbitrators shall be binding upon the parties and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any party to the dispute as a final judgment of such court.

Section 10.11 Entire Agreement. This Agreement, together with the Ancillary Agreements, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement, provided that the provisions under the heading “Exclusivity” in the term sheet, dated April 28, 2009, executed by the Investor and the Company shall continue in full force and effect until the expiration of such provisions pursuant to the terms thereof.
Section 10.12 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 10.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.
Section 10.14 Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.
Section 10.15 Specific Performance. The transactions contemplated by Article VIII are unique. Accordingly, each of the Company and the Investor acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to seek a decree of specific performance of the rights contemplated by Article VIII, provided that such party is not in material default hereunder. The Company and the Investor agree that, if for any reason a party shall have failed to perform its obligations under Article VIII, then the party seeking to enforce this Agreement against such nonperforming party shall be entitled to specific performance and injunctive and other equitable relief, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party may have against another party for any failure to perform its obligations under Article VIII, including the right to seek damages for a breach of any provision of Article VIII, and all rights, powers and remedies available (at law or in equity) to a party in respect hereof by the other party shall be cumulative and not alternative or exclusive, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other rights, powers or remedies by such party.
(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

ALLIS-CHALMERS ENERGY INC.
By:	/s/ Munawar H. Hidayatallah
	Name:	Munawar H. Hidayatallah
	Title:	Chief Executive Officer

LIME ROCK PARTNERS V, L.P. By: Lime Rock Partners GP V, L.P., its general partner By: LRP GP V, Inc., its general partner

By:	/s/ Saad Bargach
	Name:	Saad Bargach
	Title:	Managing Director

ANNEX I
FORM OF CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS
7.0% CONVERTIBLE PERPETUAL PREFERRED STOCK
of
ALLIS-CHALMERS ENERGY INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
The undersigned, Theodore F. Pound III, Corporate Secretary of Allis-Chalmers Energy Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board of Directors”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation”), the Board of Directors duly adopted the following resolutions:
RESOLVED, that, pursuant to Article Fourth of the Amended and Restated Certificate of Incorporation (which authorizes 25,000,000 shares of preferred stock, par value $0.01 per share), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and rights, and the qualifications, limitations and restrictions, of a series of preferred stock as follows:
1. Number and Designation. [Insert number of shares of Preferred Stock to be issued and sold to Lime Rock. This number of Preferred Shares will be equal to the quotient of (a) the product of 0.199 times the number of shares of Common Stock that will be issued and outstanding immediately after the Backstop Closing times the exercise price of the warrants issued in the rights offering times 1.025, divided by (b) $1,000.] shares of the preferred stock of the Corporation shall be designated as “7.0% Convertible Perpetual Preferred Stock” (the “Preferred Stock”).
2. Certain Definitions. As used in this Certificate, the following terms shall have the meanings defined in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Amended and Restated Certificate of Incorporation, unless the context otherwise requires:
“Adjusted Liquidation Preference” means the greater of (a) $3,000 per share of Preferred Stock and (b) the per share amount, as determined in good faith by the Board, of all cash and other property to be distributed in respect of the Common Stock a holder of one share of Preferred Stock would have been entitled to had it converted such Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding up of the Corporation.

“Adjusted Voting Number” with respect to any share of Preferred Stock held by any member of an Investor Group, means the lesser of (a) the Conversion Rate and (b) the quotient of the Maximum Aggregate Preferred Investor Group Votes divided by the total number of issued and Outstanding shares of Preferred Stock held by such Investor Group.
“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent Members” shall have the meaning assigned to such term in Section 14(a) hereof.
“Amended and Restated Certificate of Incorporation” shall have the meaning assigned to such term in the preamble to this Certificate.
“Annual Dividend Rate” shall mean a dividend rate equal to 7.0%.
“Bankruptcy Law” means any applicable federal or state bankruptcy, insolvency, reorganization or other similar law.
“Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means a holder who is deemed to be the beneficial owner of such securities under Rule 13d-3 or Rule 13d-5 of the Exchange Act. Securities “Beneficially Owned” shall include such securities Beneficially Owned by all other persons with whom a holder would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to such securities; provided, however, shares of Common Stock acquirable upon conversion of the Preferred Stock shall not be deemed to be Beneficially Owned by the holders of the Preferred Stock until so converted.
“Board of Directors” shall have the meaning assigned to such term in the preamble to this Certificate, and shall include any duly authorized committee thereof.
“Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.
“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.
“Certificate” means this Certificate of Designations.

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“Closing Sale Price” of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange or such other national or regional exchange or market on which shares of Common Stock or such other Capital Stock or similar equity interests are then listed or quoted. In the absence of such quotations, the Board of Directors shall be entitled to determine the “Closing Sale Price” in good faith on the basis it considers appropriate. The “Closing Sale Price” shall be determined without reference to any extended or after hours trading.
“Common Stock” means shares of the common stock, par value $0.01 per share, of the Corporation and any stock of any other class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation. Subject to the provisions of Section 10, however, shares issuable on conversion of the Preferred Stock shall include only shares of the common stock, par value $0.01 per share, of the Corporation or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Conversion Agent” shall have the meaning assigned to such term in Section 16(a) hereof.
“Conversion Date” shall have the meaning assigned to such term in Section 6(b)(i).
“Conversion Price” per share of Preferred Stock means, on any date, the quotient of the Liquidation Preference divided by the Conversion Rate in effect on such date.
“Conversion Rate” means [_____] shares of Common Stock per one share of Preferred Stock, subject to adjustment pursuant to Section 7 hereof.
“Corporation” shall have the meaning assigned to such term in the preamble to this Certificate, and shall include any successor to such Corporation.
“Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for each of the ten consecutive Trading Days ending on the earlier of the Trading Day immediately preceding such date of determination and the day before the “ex-date” with respect to the issuance, distribution, subdivision or combination requiring such computation. For purposes of this paragraph, the term “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. If another distribution to which Section 7 applies occurs during the period applicable for calculating “Current Market Price” pursuant to this definition, the “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

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“Depositary” means DTC or its successor depositary.
“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2009, or if any such date is not a Business Day, on the next succeeding Business Day.
“Dividend Period” shall mean, with respect to Preferred Stock, the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date and, with respect to Parity Stock, shall have a meaning correlative thereto.
“DTC” shall mean The Depository Trust Company, New York, New York.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Expiration Time” shall have the meaning assigned to such term in Section 7(f).
“Fair Market Value” shall mean the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.
“Global Preferred Share” shall have the meaning assigned to such term in Section 14(a) hereof.
“Global Shares Legend” shall have the meaning assigned to such term in Section 14(a) hereof.
“Investment Agreement” shall mean the Investment Agreement dated as of May [_____], 2009 by and between Allis-Chalmers Energy Inc. and Lime Rock Partners V, L.P.
“Investor Group” shall mean any holder of the Preferred Stock and such Affiliates of such holder who are deemed to Beneficially Own the Common Stock or Preferred Stock Beneficially Owned by such holder of Preferred Stock and any person with whom such holder of Preferred Stock or any such Affiliates would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to Common Stock or Preferred Stock.
“Junior Stock” shall have the meaning assigned to such term in Section 3(a) hereof.
“Liquidation Preference” means $1,000 per share of Preferred Stock.

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“Mandatory Conversion Date” shall have the meaning assigned to such term in Section 8(b) hereof.
“Maximum Aggregate Preferred Investor Group Votes” means, with respect to votes that may be cast by members of an Investor Group pursuant to the provisions of Section 11(a), a number of votes equal to the difference between (a) the product of (i) the total number of issued and outstanding shares of Common Stock held by all stockholders times (ii) a fraction, the numerator of which is 0.35 and the denominator of which is 0.65 and (b) the product of (i) the total number of issued and outstanding shares of Common Stock Beneficially Owned by such Investor Group times (ii) a fraction, the numerator of which is 1 and the denominator of which is 0.65.
“Officer” means the Chairman of the Board, the Chief Executive Officer, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.
“Original Issue Date” means the first date on which any shares of Preferred Stock are issued and Outstanding.
“Outstanding” means, when used with respect to Preferred Stock, as of any date of determination, all shares of Preferred Stock outstanding as of such date; provided however that, in determining whether the holders of Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Preferred Stock owned by the Corporation or its controlled Affiliates shall be deemed not to be “Outstanding”, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be “Outstanding”.
“Parity Stock” shall have the meaning assigned to such term in Section 3(b) hereof.
“Paying Agent” shall have the meaning assigned to such term in Section 16(a) hereof.
“Person” means an individual, a corporation, a partnership, a limited liability company, limited partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Preferred Stock” shall have the meaning assigned to such term in Section 1 hereof.
“Purchased Shares” shall have the meaning assigned to such term in Section 7(f)(i).

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“Record Date” means (i) with respect to the dividends payable on March 31, June 30, September 30 and December 31 of each year, March 15, June 15, September 15 and December 15 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 7 with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
“Reference Property” shall have the meaning assigned to such term in Section 9(a).
“Registrar” shall have the meaning assigned to such term in Section 12 hereof.
“Rights” shall have the meaning assigned to such term in Section 10 hereof.
“Rights Plan” shall have the meaning assigned to such term in Section 10 hereof.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Stock” shall have the meaning assigned to such term in Section 3(c) hereof.
“Significant Subsidiary” means any Subsidiary of the Corporation that would be a “significant subsidiary” of the Corporation as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Original Issue Date.
“Stockholder Approval” shall have the meaning assigned to such term in Section 6(f).
“Subsidiary” means, with respect to any specified Person:
(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

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“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded or, if the Common Stock is not so traded on a principal other market, on the New York Stock Exchange.
“Transaction” shall have the meaning assigned to such term in Section 9(a).
“Transfer Agent” shall have the meaning assigned to such term in Section 12 hereof.
3. Rank. The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:
(a) senior to the Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Junior Stock”);
(b) on a parity with any other class or series of Capital Stock of the Corporation, the terms of which provide that such class or series ranks on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Parity Stock”); and
(c) junior to each class or series of Capital Stock of the Corporation (other than Common Stock) established after the date hereof, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Senior Stock”).
4. Dividends.
(a) Holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends on each Outstanding share of Preferred Stock at the Annual Dividend Rate, calculated as set forth below; provided, however, that such holders will not be entitled to receive any dividends that may be declared by the Board of Directors on the Common Stock, unless such holders’ shares of Preferred Stock have been converted to Common Stock as set forth in Section 6 hereof prior to or on the Record Date for the payment of such dividends. Such dividends shall be payable in arrears in equal amounts quarterly on each Dividend Payment Date, beginning September 30, 2009, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

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(b) Dividends on each share of Preferred Stock shall be cumulative from the initial date of issuance of such share, shall cumulate on a daily basis and, if not paid on the next Dividend Payment Date, shall, until paid, cumulate additional dividends on such cumulated but unpaid dividends (and shall compound as of each Dividend Payment Date) at the Annual Dividend Rate, regardless of whether funds of the Corporation are legally available for the payment of such dividends and regardless of whether the Board of Directors declares the dividends; provided, however, that on the third anniversary of the Original Issue Date, dividends on the Preferred Stock shall cumulate only upon dividends that were accumulated and unpaid, if any, as of the third anniversary of the Original Issue Date, and thereafter, holders of Preferred Stock shall not be entitled to receive any dividends on the Preferred Stock, other than dividends that were accumulated and unpaid immediately prior to the third anniversary of the Original Issue Date and dividends that continue to cumulate upon such unpaid dividends. Each dividend on the Preferred Stock shall be payable to the holders of record of shares of the Preferred Stock, as they appear on the Corporation’s stock register at the close of business on a Record Date. Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.
(c) The amount of dividends payable for each full Dividend Period on each share of Preferred Stock shall be the product of (a) one-fourth of the Annual Dividend Rate multiplied by (b) the Liquidation Preference. The amount of dividends payable on the Preferred Stock for the initial Dividend Period, or for any other period shorter or longer than a full Dividend Period (or amounts determined with respect thereto), shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Preferred Stock.
(d) No dividend shall be declared or paid, or funds set apart for the payment of any dividend or other distribution, whether in cash, obligations or shares of Capital Stock of the Corporation or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation or any of its subsidiaries through a sinking fund or otherwise, in each case unless all accumulated and unpaid dividends through the most recent Dividend Payment Date (regardless of whether there are funds of the Corporation legally available for the payment of dividends) on the shares of Preferred Stock and any Parity Stock for all preceding Dividend Periods have been paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(d) to the contrary, the Corporation or any of its subsidiaries may redeem, repurchase or otherwise acquire for consideration Junior Stock or Parity Stock, if the consideration for such redemption, repurchase or other acquisition is solely Junior Stock. Furthermore, for the avoidance of doubt, the foregoing provisions of this Section 4(d) shall not apply to any shares of Junior Stock or Parity Stock surrendered to the Company upon a “cashless” exercise of stock options or withheld upon the exercise of stock options or the vesting of restricted stock to satisfy applicable withholding tax obligations. When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock, all dividends declared on the Preferred Stock and any other Parity Stock shall be paid pro rata so that the amount of dividends so declared on the shares of Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Preferred Stock and such class or series of Parity Stock bear to each other.

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5. Liquidation Preference.
(a) In the event of any liquidation, dissolution or winding-up of the Corporation resulting in a payment or distribution of assets to the holders of any class or series of the Capital Stock of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, but after any payments or distributions are made on any of the Corporation’s indebtedness and to holders of Senior Stock, holders of Preferred Stock shall be entitled to receive the Adjusted Liquidation Preference thereof plus an amount equal to all dividends (regardless of whether declared) accumulated and unpaid thereon to the date of final payment or distribution to such holders, but shall not be entitled to any further payment or other participation in any distribution of the assets of the Corporation. If, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Corporation’s assets, or proceeds thereof, distributable among the holders of Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Preferred Stock and any other Parity Stock equally and ratably in proportion to the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.
(b) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets, nor the consolidation, merger or amalgamation of the Corporation with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.
(c) Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Preferred Stock shall not be entitled to share therein.
6. Conversion.
(a) Right to Convert. Each share of Preferred Stock shall be convertible, at any time, in accordance with, and subject to, this Section 6 into a number of fully paid and non-assessable shares of Common Stock equal to the Conversion Rate in effect at such time. Notwithstanding any provision hereof, prior to the earlier of the third anniversary of the Original Issue Date or the Standstill Expiration Date (as defined in the Investment Agreement), no share of Preferred Stock shall be convertible into shares of Common Stock unless, (i) a member of the applicable Investor Group provides a written certification to the Corporation specifying the total number of issued and outstanding shares of Common Stock Beneficially Owned by such Investor Group and (ii) immediately after giving effect to such conversion, such Investor Group would not Beneficially Own a number of shares of Common Stock exceeding 35 percent (35%) of the total number of issued and outstanding shares of Common Stock held by all stockholders; provided, however, this restriction on conversion shall not apply if the Corporation has given prior written consent to such conversion, which consent may be given at the Corporation’s sole discretion, except as otherwise provided in the Investment Agreement.

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(b) Conversion Procedures.
(i) Conversion of shares of the Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Preferred Stock certificate attached hereto as Exhibit A) along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent, (B) if required pursuant to Section 6(c), funds equal to the amount specified in such Section. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names and (C) the written certification referred to in Section 6(a) above. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Preferred Stock pursuant hereto. The conversion of the Preferred Stock will be deemed to have been made as of the close of business on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid). As promptly as practicable following the Conversion Date, the Corporation shall deliver or cause to be delivered (1) certificates representing the whole number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Preferred Stock being converted (or such holder’s transferee) shall be entitled, and (2) if less than the full number of shares of the Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares of Preferred Stock being converted, along with cash payment for any fractional shares. As of the close of business on the Conversion Date, the rights of the holder of the Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock and any cash payment described in Section 6(c) below, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.
(ii) Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, Notices of Conversion may be delivered to, and shares of the Preferred Stock representing beneficial interests in respect of such Global Preferred Shares shall be surrendered for conversion in accordance with the applicable procedures of, the Depositary as in effect from time to time.

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(c) Dividend and Other Payments Upon Conversion. If a holder of shares of Preferred Stock exercises conversion rights, such holder shall be entitled to receive within five Business Days after the Conversion Date, to the extent legally permitted, an amount equal to all accumulated and unpaid dividends on the converted shares of Preferred Stock, whether or not declared prior to that date, through the Conversion Date, and such shares will cease to accumulate any dividends as of the end of the day immediately preceding the Conversion Date. If a holder of shares of Preferred Stock exercises conversion rights during the period commencing on the close of business on any Record Date corresponding to a Dividend Payment Date and ending at the close of business on the Business Day immediately preceding such Dividend Payment Date, the holder on such Dividend Record Date shall receive the dividends declared and paid with respect to such Dividend Payment Date, but the amount that the holder of shares of Preferred Stock exercising conversion rights during such period shall be entitled to receive in respect of accumulated and unpaid dividends shall be reduced by the amount of dividends that will be paid to the holder as of such Record Date of such shares on such Dividend Payment Date (and if such accumulated and unpaid dividends are less than such amount of dividends to be so paid on the Dividend Payment Date, then the shares of Preferred Stock surrendered for conversion must be accompanied by a payment to the Corporation in cash of an amount equal to such shortfall). A holder of shares of the Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Preferred Stock on such Dividend Payment Date. To the extent the Corporation is not legally permitted to pay all amounts contemplated by this Section 6(c) upon such conversion, then the Corporation shall pay such amounts as soon as it may legally do so.
(d) Fractional Shares. In connection with the conversion of any shares of the Preferred Stock, no fractional shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.
(e) Total Shares. If more than one share of the Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of whole shares of, and fractional interests, if any, in, Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Preferred Stock so surrendered.

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(f) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Corporation shall:
(i) at all times from and after the Original Issue Date, reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Preferred Stock pursuant to the terms of this Certificate, such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Preferred Stock;
(ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Preferred Stock hereunder); and
(iii) ensure that all shares of Common Stock delivered upon conversion of the Preferred Stock will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.
7. Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 7.
(a) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction,
(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.
Such increase shall become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this Section 7(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b) If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Sale Price of a share of Common Stock on the Trading Day immediately preceding the Record Date, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

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(i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Closing Sale Price.
Such adjustment shall become effective immediately after the opening of business on the day following such Record Date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the Fair Market Value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. Notwithstanding the foregoing, no adjustment shall be made to the Conversion Rate pursuant to this Section 7(b) for the rights of holders of Common Stock to participate in the Corporation’s rights offering contemplated in its Prospectus Supplement dated May [_____], 2009.
(c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in the event outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
(d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than any dividends or distributions to which Section 7(a) applies) or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in 7(b) or (ii) any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 7(a) or Section 7(g) (any of the foregoing hereinafter referred to in this Section 7(d) as the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

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(i) the numerator of which shall be the Current Market Price on such Record Date; and
(ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be described in a resolution of the Board of Directors) on such Record Date of the portion of the Distributed Property applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on such Record Date).
Such adjustment shall become effective immediately after the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined by the Board of Directors) of the portion of the Distributed Property applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share of its Preferred Stock on the Record Date. To the extent that any of the Distributed Property is not distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the Distributed Property actually distributed. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 7(d) by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.
Subject to the provisions of Section 10 hereof, rights or warrants (including rights under any Rights Plan) distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(d) (and no adjustment to the Conversion Rate under this Section 7(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

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For purposes of this Section 7(d), Section 7(a) and Section 7(b), any dividend or distribution to which this Section 7(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, as to which any Conversion Rate adjustment required by this Section 7(d) with respect to such dividend or distribution shall then be made, immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants, as to which any further Conversion Rate adjustment required by Sections 7(a) and 7(b) with respect to such dividend or distribution shall then be made, except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on such Record Date” within the meaning of Sections 7(a) and 7(b).
(e) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,
(i) the numerator of which shall be the Current Market Price on such Record Date; and
(ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one share of Common Stock.
Such adjustment shall be effective immediately after the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Preferred Stock on the Record Date. To the extent that such dividend or distribution is not made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the dividend or distribution actually made. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

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(f) If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be described in a resolution of the Board of Directors) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,
(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.
Such adjustment shall become effective immediately after the opening of business on the day following the Expiration Time. In the event that the Corporation or any such Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation or any such Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
(g) If the Corporation pays a dividend or makes a distribution to all or substantially all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, unless the Corporation distributes such Capital Stock or equity interests to holders of the Preferred Stock in such distribution on the same basis as they would have received had such holders converted their shares of Preferred Stock into shares of Common Stock immediately prior to such distributions, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

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(i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the Fair Market Value of the securities distributed in respect of each share of Common Stock, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and
(ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.
Such adjustment shall become effective immediately after the opening of business on the day following the 15th Trading Day after the Ex-Dividend Date.
(h) If the Corporation issues or sells any Common Stock (other than (1) shares of Common Stock to be issued to employees, officers and directors of the Corporation, together with any such shares that are repurchased by the Corporation and reissued to any such employee, officer or director, and (2) any issuances or sales to which Sections 7(a), 7(b), 7(c) or 7(d) applies) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, the Conversion Rate in effect immediately prior to each such issuance or sale will immediately (except as provided below), be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to such issuance or sale by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued or sold would purchase at the Conversion Price in effect immediately prior to such issuance or sale. For the purposes of any adjustment of the Conversion Rate pursuant to this Section 7(h), the following provisions shall be applicable:
(i) in the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof;

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(ii) in the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefore (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board, irrespective of any accounting treatment;
(iii) in the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (b) securities (including without limitation, the Preferred Stock) by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):
(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration, if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;
(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

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(C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Conversion Rate as then in effect shall forthwith be readjusted to such Conversion Rate as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;
(D) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Conversion Rate shall have been adjusted upon the issuance thereof, the Conversion Rate shall forthwith be readjusted to such Conversion Rate as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and
(E) if the Conversion Rate shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Rate shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no decrease in the Conversion Rate shall be made pursuant to subclauses (A) or (B) of this Section 7(h)(iii).
(iv) All shares of Common Stock that the Corporation has reserved for issuance to employees, officers and directors of the Corporation under the then outstanding options to acquire Common Stock shall be deemed to be outstanding to the extent, but only to the extent, that such reserved shares do not exceed five percent (5%) of the then outstanding shares of Common Stock (excluding any such deemed outstanding shares).
(i) To the fullest extent permitted by law, the Corporation may make such increases in the Conversion Rate in addition to those required by this Section 7 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the fullest extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to each holder of the Preferred Stock at the address of such holder as it appears in the stock register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

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(j) No adjustment in the Conversion Rate (other than any adjustment pursuant to Section 7(e) above) shall be required unless such adjustment would require an increase or decrease of at least one-half of one percent (0.5%) in the Conversion Rate then in effect; provided, however, that any adjustments that by reason of this Section 7(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, that with respect to adjustments to be made to the Conversion Price in connection with cash dividends paid by the Corporation, the Corporation shall make such adjustments, regardless of whether such aggregate adjustments amount to one-half of one percent (0.5%) or more of the Conversion Price. All calculations under this Section 7 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made, except as set forth in this Section 7, for any issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock. Interest will not accrue on any cash into which the Preferred Stock may be convertible.
(k) Whenever the Conversion Rate is adjusted as herein provided (except for adjustments pursuant to Section 7(e) hereof that in the aggregate are less than one-half of one percent (0.5%)), the Corporation shall promptly file with the Conversion Agent an Officer’s certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Conversion Agent shall have received such Officer’s certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Preferred Stock at its last address appearing in the stock register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(l) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 7, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
8. Mandatory Conversion.
(a) At any time on or after the fifth anniversary of the Original Issue Date, the Corporation shall have the right, at its option, to cause the Preferred Stock, in whole but not in part, to be automatically converted into that number of whole, fully paid and non-assessable shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate then in effect, with such cash payment for fractional shares pursuant to Section 6(d). The Company may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the Closing Sale Price of the Common Stock equals or exceeds 300% of the then-prevailing Conversion Price for the 30 consecutive Trading Days prior to the Company’s issuance of a press release announcing the mandatory conversion as described in Section 8(b).

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(b) To exercise the mandatory conversion right described in Section 8(a), the Company must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 8(a) are met, announcing such a mandatory conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Preferred Stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Preferred Stock. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no more than 10 days after the date on which the Company issues the press release described in this Section 8(b).
(c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 8(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; and (iii) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.
(d) On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) and all rights of holders of such Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with such cash payment for fractional shares pursuant to Section 6(d).
(e) The Company may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless there were no accumulated and unpaid dividends on the Preferred Stock as of the immediately preceding Dividend Payment Date.

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9. Effect of Reclassification, Consolidation, Merger or Other Specified Transactions on Conversion Privilege.
(a) If any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 7(c) applies), consolidation, conversion, merger or combination involving the Corporation, sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s subsidiaries substantially as an entirety, or any statutory share exchange, in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any of the foregoing, a “Transaction”) shall occur then each share of Preferred Stock Outstanding immediately prior to such transaction shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such Transaction by a holder of a number of shares of Common Stock issuable upon conversion of such Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Preferred Stock) immediately prior to such Transaction after giving effect to any applicable adjustments (the “Reference Property”). If the holders of the Common Stock have the opportunity to elect the form of consideration to be received in the Transaction, the Reference Property into which the Preferred Stock will be convertible shall be deemed to be the weighted average of the types of consideration received by the holders of the Common Stock who affirmatively make such an election. The Corporation shall not become a party to any Transaction unless its terms are consistent with the foregoing.
(b) The above provisions of this Section 9 shall similarly apply to successive Transactions and the provisions of Section 7 shall apply with respect to any event or action after such Transaction that affects any shares of Capital Stock received by the holders of Common Stock in any such Transaction; provided that if this Section 9 applies to any Transaction, Section 7 shall not apply to such Transaction.

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10. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of the Preferred Stock shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be, including without limitation, the rights under the Rights Plan (collectively, the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time (in each case, a “Rights Plan”). If such Rights Plan requires that each share of Common Stock issued upon conversion of the Preferred Stock at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Certificate, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 7(d) upon the separation of the Rights from the Common Stock, provided that no adjustment to the Conversion Rate shall be made pursuant to Section 7(d) upon such separation if (a) at the time of separation the Corporation sets aside for issuance upon conversion of the Preferred Stock a number of rights equal to the rights the holders of Preferred Stock would have received if the conversion occurred immediately prior such separation and (b) the rights so set aside are perpetual in duration.
11. Voting Rights.
(a) The holders of record of shares of the Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 11 or as otherwise provided by law. Each share of Preferred Stock held by any member of an Investor Group shall entitle the holder thereof to the number of votes equal to the Adjusted Voting Number applicable to shares of Preferred Stock held by members of such Investor Group. Furthermore, holders of Preferred Stock shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

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(b) The affirmative vote of holders of a majority of the Outstanding shares of the Preferred Stock, voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s stockholders or at a special meeting called for the purpose, or by written consent in lieu of such a meeting, shall be required to (i) approve the issuance of any Senior Stock subsequent to the Original Issue Date for the Preferred Stock; (ii) approve a merger, conversion, statutory share exchange, sale of substantially all the assets or liquidation of the Corporation, in each case, occurring prior to the third anniversary of the Original Issue Date; (iii) alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of this Certificate; or (iv) alter, repeal or amend, whether by merger, consolidation, combination, reclassification, or otherwise, any provision of the Amended and Restated Certificate of Incorporation (other than this Certificate), if such action would amend, alter or affect the powers, preferences or special rights of the Preferred Stock, so as to adversely affect the holders thereof, including, without limitation, the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock; provided, however, that any increase in the amount of the authorized Common Stock or authorized preferred stock (but excluding any increase in the authorized Preferred Stock) or the creation and issuance of any class or series of Common Stock, other Junior Stock or Parity Stock will not be deemed to adversely affect such powers, preferences or special rights.
(c) Notwithstanding any provision hereof to the contrary, each holder of record of Preferred Stock shall not be entitled to cast any vote together with the holders of record of Common Stock, unless such holder of Preferred Stock provides a written certification to the Corporation specifying the total number of issued and outstanding shares of Common Stock and the total number of issued and Outstanding shares of Preferred Stock Beneficially Owned by the Investor Group of which such holder is a member.
12. Transfer Agent and Registrar. The duly appointed Transfer Agent (the “Transfer Agent”) or Registrar (the “Registrar”) for the Preferred Stock shall be American Stock Transfer & Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent and Registrar in accordance with the agreement between the Corporation and the Transfer Agent and Registrar; provided that the Corporation shall appoint a successor transfer agent and registrar who shall accept such appointment prior to the effectiveness of such removal.
13. Currency. All shares of Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.

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14. Form.
(a) The Preferred Stock shall be issued in the form of one or more permanent global shares of Preferred Stock (each, a “Global Preferred Share”) in definitive, fully registered form with the global legend (the “Global Shares Legend”) each as set forth on the form of Preferred Stock certificate attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the holders of the Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 14 shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 14, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a “clearing agency” registered under the Exchange Act or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the Global Preferred Shares shall be exchanged in whole for certificated shares of Preferred Stock in registered form, with the same terms and of an equal aggregate Adjusted Liquidation Preference (unless the Corporation determines otherwise in accordance with applicable law). Certificated shares of Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.
(b)
(i) Officers shall sign the Global Preferred Shares for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.
(ii) If the Officers whose signatures are on a Global Preferred Share no longer hold that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.
(iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preferred Share. The signature shall be conclusive evidence that such Global Preferred Share has been authenticated under this Certificate. Each Global Preferred Share shall be dated the date of its authentication.

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15. Registration; Transfer.
(a) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains Outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 15.
(b) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
16. Paying Agent and Conversion Agent.
(a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent. The Registrar shall record any exchanges, increases or decreases in the number of shares of Preferred Stock represented by a Global Preferred Share on Schedule A to such Global Preferred Share.
(b) Payments due on the Preferred Stock shall be payable at the office of the Paying Agent in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register. Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Shares shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.
17. Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, Allis-Chalmers Energy Inc. has caused this Certificate of Designations to be signed by the undersigned this day of [_____] [_____], 2009.

ALLIS-CHALMERS ENERGY INC.

By:

Name:
Title:

EXHIBIT A
FORM OF 7.0% CONVERTIBLE PERPETUAL PREFERRED STOCK

Number:	Shares

CUSIP NO.:
7.0% Convertible Perpetual Preferred Stock
(par value $0.01 per share)
OF
ALLIS-CHALMERS ENERGY INC.
FACE OF SECURITY
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
THE OFFER AND SALE OF THE SECURITY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH SECURITY MAY NOT BE OFFERED OR SOLD UNLESS SUCH OFFER AND SALE IS IN COMPLIANCE WITH THE SECURITIES ACT OR SUCH TRANSFER IS CONDUCTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.
THESE SHARES ARE HELD BY AN “AFFILIATE” OF ALLIS-CHALMERS ENERGY INC. (THE “COMPANY”), AS DEFINED BY RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THE COMPANY WILL NOT PERMIT THE SHARES REPRESENTED BY THIS CERTIFICATE TO BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED TO A PROSPECTIVE TRANSFEREE UNLESS SUCH TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSACTION IS IN COMPLIANCE WITH THE SECURITIES ACT OR SUCH TRANSFER IS CONDUCTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

THESE SHARES ARE SUBJECT TO RESTRICTIONS PURSUANT TO THE INVESTMENT AGREEMENT DATED [_____] [_____], 2009 AMONG THE COMPANY AND LIME ROCK PARTNERS V, L.P., AS AMENDED FROM TIME TO TIME.
ALLIS-CHALMERS ENERGY INC., a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “7.0% Convertible Perpetual Preferred Stock,” par value $0.01 per share (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation dated [_____] [_____], 2009, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.
Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Allis-Chalmers Energy Inc. has executed this Certificate as of the date set forth below.

ALLIS-CHALMERS ENERGY INC.

By:

Name:
Title:

By:

Name:

Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

as Transfer Agent

By:

Name:

	Title:	Authorized Signatory

Dated:

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REVERSE OF SECURITY
ALLIS-CHALMERS ENERGY INC.
7.0% Convertible Perpetual Preferred Stock
Dividends on each share of 7.0% Convertible Perpetual Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.
The shares of 7.0% Convertible Perpetual Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations and shall have the liquidation preference as set forth in the Certificate of Designations.
As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

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ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 7.0% Convertible Perpetual Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of 7.0% Convertible Perpetual Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this 7.0% Convertible Perpetual Preferred Stock)
Signature Guarantee:                                                             1

[1]	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

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NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the 7.0% Convertible Perpetual Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”)                      shares of 7.0% Convertible Perpetual Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s).  _____  (the “Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share (“Common Stock”), of Allis-Chalmers Energy Inc. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).
The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”) or pursuant to an exemption from registration under the Act.
The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier as promptly as practicable following receipt of the original Preferred Stock Certificate(s) to be converted.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of 7.0% Convertible Perpetual Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

Name:

Address:[2]

Fax No.:

[2]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A
SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY
The initial number of shares of 7.0% Convertible Perpetual Preferred Stock represented by this Global Preferred Share shall be  _____. The following exchanges of a part of this Global Preferred Share have been made:

	Amount of decrease	Amount of increase in	Number of shares
	in number of shares	number of shares	represented by this
	represented by this	represented by this	Global Preferred
Date of	Global Preferred	Global Preferred	Share following such	Signature of authorized
Exchange	Share	Share	decrease or increase	officer of Registrar

ANNEX II
FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement dated as of [_____] [_____], 2009 (this “Agreement”), is made and entered into by and between Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”) and Lime Rock Partners V, L.P., a Cayman Islands exempted limited partnership (the “Investor”).
WHEREAS, this Agreement is being entered into pursuant to the Investment Agreement dated as of May [_____], 2009 (the “Investment Agreement”) at the Backstop Closing (as defined in the Investment Agreement) at which the Investor is purchasing, and the Company is issuing and selling, certain shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”);
WHEREAS, in connection with its obligations under the Investment Agreement, the Company may sell to the Investor shares of the Company’s 7.0% Convertible Perpetual Preferred Stock (the “Preferred Stock”) on the terms and subject to the conditions set forth therein and in any Certificate Of Designation governing the terms of the Preferred Stock filed with the Delaware Secretary of State; and
WHEREAS, in connection with its purchase of shares of Common Stock and Preferred Stock pursuant to the Investment Agreement, the Investor wishes to receive certain registration rights related to its Common Stock (including Common Stock issuable upon conversion of the Preferred Stock), and the Company desires to grant such rights on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Definitions. As used herein, the following terms have the indicated meanings, unless the context otherwise requires:
“Agreement” has the meaning given to such term in the preamble hereto.
“Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means a Holder having such ownership, control or power to direct the voting with respect to, or which otherwise enables a Holder to legally act with respect to, such securities as contemplated hereby, including without limitation pursuant to any agreement, arrangement or understanding, regardless of whether in writing. Securities “Beneficially Owned” shall include securities Beneficially Owned by all other persons with whom a Holder would constitute a “group” as within the meaning of Section 13(d) of the Exchange Act.

“Blackout Period” means, with respect to a Registration Statement, a period in each case commencing on the day immediately after the Company notifies the Holders pursuant to Section 3(e) that they are required to suspend offers and sales of Registrable Securities because the Company, in the good faith judgment of the Board, determines that the registration and distribution of (and/or the registration of the offer and sale of) the Registrable Securities covered or to be covered by such Registration Statement would (a) materially interfere with a significant acquisition, financing activity, or other transaction involving the Company or (b) require premature disclosure of financial statements or information which it is in the Company’s best interest not to publicly disclose at the time and ending on the earlier of (x) the date upon which the material non-public information to which the Blackout Period relates is disclosed to the public or ceases to be material and (y) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of such Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; provided that no Blackout Period may last for more than 90 consecutive days; and provided, further, that during any period of 365 consecutive days, Blackout Periods may not, in the aggregate, last for more than the result of 120 days minus the number of days that Holders were previously required pursuant to Section 3(e) to discontinue and suspend disposition of Registrable Securities because of the happening of any event described in Section 3(d)(vi).
“Board” means the board of directors of the Company.
“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the SEC is required or authorized to close.
“Common Stock” has the meaning given to such term in the recitals hereto.
“Company” has the meaning given to such term in the preamble hereto.
“Effectiveness Period” has the meaning given to such term in Section 3(d)(i).
“Equity Securities Offering” means any underwritten registered offering of Relevant Securities, and any offering or placement of any Relevant Securities pursuant to Rule 144A under the Securities Act.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership, limited liability company or other entity all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.
“FINRA” means the Financial Industry Regulatory Authority.
“Form S-1” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

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“Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.
“Form S-4” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.
“Form S-8” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.
“Holder” means the Investor or any of the Investor’s successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from the Investor or another Holder (including from any Permitted Assignee) and “Holders” means all of the foregoing individuals or entities.
“Inspector” means any attorney, accountant or other agent retained by a Holder or any underwriter for the purposes provided in Section 3(d)(x).
“Investment Agreement” has the meaning given to such term in the recitals hereto.
“Investor” has the meaning given to such term in the preamble hereto.
“Market Standoff Period” means, with respect to each Equity Securities Offering, the period beginning on the date of first sale of securities pursuant to such Equity Securities Offering and ending on the date that shall be requested by the Company or the underwriters or initial purchasers retained by the Company to facilitate such Equity Securities Offering; provided, however, that each such period shall not be more than 120 days; and provided further that (a) such period shall be no longer than the shortest period imposed by the Company or the underwriters or initial purchasers upon any other person or entity (including any lockup period imposed upon the Company) and (b) if any other person or entity receives a waiver with respect to any such matters, the Holders shall be given a waiver with respect to their Relevant Securities as well.
“Permitted Assignee” means (a) with respect to a partnership or limited partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders or former stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual, any Family Member, (e) an entity that is controlled by, controls, or is under common control with a transferor or (f) the transferee in any transfer not prohibited pursuant to Section 8.4 of the Investment Agreement.
“Piggyback Offering” has the meaning given to such term in Section 3(b)(i).
“Piggyback Registration Statement” has the meaning given to such term in Section 3(b)(i).

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“Piggyback Supplement” has the meaning given to such term in Section 3(b)(i).
“Preferred Stock” has the meaning given to such term in the recitals hereto.
“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness, or automatic effectiveness, of such registration statement.
“Registrable Securities” means (a) the shares of Common Stock acquired by the Investor pursuant to the Backstop Commitment, as defined in the Investment Agreement, (b) the shares of Common Stock received by the Investor upon conversion of any Preferred Stock acquired by the Investor pursuant to the Investment Agreement, (c) any and all shares of capital stock or other equity securities of the Company which are added to or exchanged or substituted for such shares of Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company and (d) any and all shares of capital stock or other equity securities of any other corporation (now or hereafter organized under the laws of any state or other governmental authority) with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, for which such shares of Common Stock are exchanged or substituted in connection with such merger, consolidation, reorganization or sale, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement, (x) such securities shall have been otherwise transferred (other than to a Permitted Assignee who becomes a Holder in accordance with this Agreement), new certificates for such securities that do not bear a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require Registration under the Securities Act, (y) such securities shall have ceased to be outstanding, or (z) such securities are sold under Rule 144.
“Registration Expenses” has the meaning given to such term in Section 3(f).
“Registration Statement” means any Piggyback Registration Statement, the Shelf Registration Statement and, if offers of Registrable Securities are included in any other registration statement filed by the Company by means of a Piggyback Supplement, such other registration statement, and “Registration Statements” means all such registration statements collectively.
“Relevant Security” means the Shares, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Shares or other such equity security.
“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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“SEC Effective Date” means, with respect to a Registration Statement, the date as of which such Registration Statement is originally declared effective by the SEC or otherwise becomes effective in accordance with the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
“Selling Expenses” has the meaning given to such term in Section 3(f).
“Shares” means the shares of Common Stock originally issued and sold to the Investor pursuant to the Investment Agreement and the shares of Common Stock received by a Holder upon conversion of any Preferred Stock acquired by the Investor pursuant to the Investment Agreement and (a) any and all shares of capital stock or other equity securities of the Company which are added to or exchanged or substituted for such shares of Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (b) any and all shares of capital stock or other equity securities of any other corporation (now or hereafter organized under the laws of any state or other governmental authority) with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, for which such shares of Common Stock are exchanged or substituted in connection with such merger, consolidation, reorganization or sale.
“Shelf Registration Statement” has the meaning given to such term in Section 3(a).
“Transfer” has the meaning given to such term in Section 2(a).
Section 2. Market Standoff. Notwithstanding anything to the contrary set forth in this Agreement, with respect to each Equity Securities Offering conducted after the date hereof, the following provisions of this Section 2 shall apply, if and only if (x) the underwriters or initial purchasers retained by the Company to facilitate such offering request, in connection with such offering, that the officers or directors or significant stockholders of the Company refrain from selling any Relevant Security during any period, and (y) either (1) any Investor Director (as defined in the Investment Agreement) is a member of the Board, or (2) the Holders Beneficially Own shares of Common Stock representing at least 5% of the fully diluted equity interests in the Company (calculated giving effect to the conversion of all shares of Preferred Stock and the exercise of all outstanding options, warrants and other rights to purchase or acquire any Common Stock of the Company):
(a) Following notice of the applicability of this Section 2, during the Market Standoff Period applicable to such Equity Securities Offering, each Holder will not, without the prior written consent of the Company, (i) directly or indirectly offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security (each of the transactions described in the immediately preceding clauses (i) and (ii), being referred to as a “Transfer”), regardless of whether such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that a Transfer to a Permitted Assignee will not be subject to this Section 2 as long as (1) such Transfer is effected in accordance with applicable securities laws, (2) the transferee in such Transfer agrees in writing to become subject to the terms of this Agreement as a Holder and (3) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee and identifying the Relevant Securities being transferred; and provided, further, that this Section 2(a) will not prohibit transfers of Relevant Securities included in such Equity Securities Offering.

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(b) Furthermore, each Holder hereby authorizes the Company during the Market Standoff Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, any Relevant Securities for which such Holder is the record holder and, in the case of Relevant Securities for which such Holder is the Beneficial Owner but not the record holder, agrees during the Market Standoff Period to cause the record holder thereof to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.
(c) Subject to the provisions of Section 3(b), without the prior written consent of the Company, during the Market Standoff Period such Holder (i) will not participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (ii) will not exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security (including without limitation pursuant to this Agreement).
Section 3. Registration Rights.
(a) Shelf Registration Statement. The Company shall (i) file with the SEC a shelf registration statement on Form S-1 (or, if the Company is eligible to use such form, Form S-3) relating to the registration of the offer and resale by the Holders of all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC no later than the date that is one (1) year after the date hereof; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3(a), or keep such registration or the Shelf Registration Statement effective pursuant to Section 3(d)(i), during any Blackout Period.
(b) Piggyback Registration Rights.
(i) Piggyback Registration. If after the date that is one (1) year after the date hereof, the Company shall determine to (A) file a registration statement to register the offer and sale for cash of any of its Common Stock for its own account in an underwritten offering, other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, directors or consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8), (ii) a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, exchange offer or similar event, (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered or (iv) a shelf registration statement on Form S-3 or (B) file a prospectus supplement to an effective shelf registration statement with respect to an underwritten public offering in which Holders may be included (either by inclusion in the registration statement without the filing of a post-effective amendment thereto or because the Shelf Registration Statement is effective) (an offering pursuant to clause (A) or (B), a “Piggyback Offering”), then the Company shall promptly give to the Holders written notice thereof, and in no event shall such notice be given less than (X) twenty (20) calendar days prior to the filing of a registration statement contemplated by clause (A) (a “Piggyback Registration Statement”) or (Y) five (5) calendar days prior to the filing of a prospectus supplement contemplated by clause (B) ( a “Piggyback Supplement”) and the Company shall, subject to Section 3(b)(ii), include in such Piggyback Offering all of the Registrable Securities specified in a written request or requests, made within ten (10) calendar days (three (3) calendar days in the case of a Piggyback Supplement) after receipt of such written notice from the Company, by any Holder or Holders. However, the Company may, without the consent of the Holders, abandon such Piggyback Offering and withdraw such Piggyback Registration Statement or Piggyback Supplement.

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(ii) Underwriting Procedures. The right of any Holder to be included in a Piggyback Offering pursuant to Section 3(b)(i) shall be conditioned upon such Holder’s participation in, and the inclusion of such Holder’s Registrable Securities in, the underwriting arrangements with respect to such Piggyback Offering to the extent provided herein. All Holders proposing to sell their securities through such Piggyback Offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Offering by the Company. No Holder may participate in such Piggyback Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters also be made to and for such Holder’s benefit and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement also be conditions precedent to such Holder’s obligations. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by law, and no Holder shall be required to agree to indemnify any person beyond the scope of the indemnification provided to the Company under Section 3(h). Notwithstanding any other provision of this Section 3(b)(ii), if the managing underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may exclude from such Piggyback Offering the number of shares in excess of such limitation. The Company shall so advise all Holders (except those Holders who failed to timely elect to sell their Registrable Securities through such Piggyback Offering or have indicated to the Company their decision not to do so), and the number of shares that may be included in the underwriting shall be allocated:
(A) first, to the Company;
(B) second, to the Holders who have requested to sell their Registrable Securities in the Piggyback Offering and all other selling stockholders who have rights of registration on parity with the Holders and have requested to sell securities in the Piggyback Offering, on a pro rata basis according to the number of shares requested to be included; and

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(C) then, to any other selling stockholders who have registration rights and have requested to sell securities in the Piggyback Offering.
No Registrable Securities excluded from the underwriting by reason of the underwriters’ marketing limitation shall be included in the Piggyback Offering. If any Holder disapproves of the terms of the underwriting arrangements with respect to a Piggyback Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter; provided, however, that such withdrawal must be made at a time prior to the time of the pricing of the Piggyback Offering. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such Piggyback Offering; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such Piggyback Offering (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the Piggyback Offering the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportions described above.
(c) Requested Underwritings.
(i) In the event that one or more Holders elects to sell $25 million or more of Registrable Securities under the Shelf Registration Statement, the Company shall, upon request by such Holders, retain underwriters in order to permit such Holders to effect such offering. The obligation of the Company to retain underwriters shall include entering into an underwriting agreement in customary form with the underwriters or initial purchasers, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 3(h) and taking all reasonable actions as are requested by the underwriters or initial purchaser to expedite or facilitate the disposition of such Registrable Securities. The Company shall, upon request of the Holders, cause its management to participate in a roadshow or similar marketing effort on behalf of the Holders.
(ii) In no event shall the Company be required to participate in more than two underwritten offerings in any 12-month period.

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(iii) In connection with any underwritten offering pursuant to this Section 3(c), (A) Holders holding a majority of the Registrable Securities being sold in such underwritten offering shall be entitled to select the managing underwriter or initial purchaser, subject to the approval of the Company, which approval shall not be unreasonably withheld and (B) each Holder participating in the underwritten offering and the Company shall be obligated to enter into an underwriting agreement in customary form. No Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters also be made to and for such Holder’s benefit and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement also be conditions precedent to such Holder’s obligations. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by law, and no Holder shall be required to agree to indemnify any person beyond the scope of the indemnification provided to the Company under Section 3(h). If any Holder disapproves of the terms of the underwriting arrangements with respect to such underwritten offering, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter; provided, however, that such withdrawal must be made at a time prior to the time of pricing of such underwritten offering. Neither the Company nor any selling stockholders who have registration rights shall have any right to include securities in an underwritten offering by the Holders pursuant to this Section 3(c) and the Company shall not purport to grant any current or future shareholder such right.
(d) Registration Procedures. In the case of each registration, offering, qualification, or compliance effected by the Company pursuant to Section 3(a), Section 3(b) or Section 3(c), the Company will keep each Holder including securities therein reasonably advised in writing (which may include e-mail) as to the initiation of each registration, offering, qualification, and compliance and as to the completion thereof. In addition, the Company hereby agrees as follows:
(i) The Company will use its commercially reasonable efforts to cause the Shelf Registration Statement to become and remain effective at least for a period ending with the first to occur of (A) the sale by the Holders of all Registrable Securities covered by such Registration Statement, (B) the sale of such Registrable Securities under Rule 144, or (C) the date that is three years after the SEC Effective Date of the Shelf Registration Statement; provided, however, that if the Company files the Shelf Registration Statement on Form S-1, subsequently becomes eligible to use Form S-3, and files a post-effective amendment to such Form S-1 on Form S-3 prior to the end of such period, the Company will use its commercially reasonable efforts to cause such Shelf Registration Statement as amended to remain effective until the end of such period (in any such case, the “Effectiveness Period”). At any time after the end of the Effectiveness Period with respect to the Shelf Registration Statement, if (a) the Holders Beneficially Own Registrable Securities representing more than 5% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase or acquire any Common Stock of the Company) or (b) any Investor Director (as defined in the Investment Agreement) is a member of the Board, then (w) as promptly as reasonably practicable after the written request of Holders of a majority of the Registrable Securities, the Company shall file with the SEC another shelf registration statement on Form S-1 (or, if the Company is eligible to use such form, Form S-3) relating to the registration of the offer and resale by the Holders of all of the Registrable Securities, (x) the provisions of this Agreement (including without limitation the provisions of Section 3(a) and Section 3(d)) shall apply to such registration statement, (y) such registration statement shall be deemed to be the Shelf Registration Statement (as defined in Section 3(a)) for purposes of this Agreement and (z) the Effectiveness Period shall resume upon effectiveness of any such shelf registration statement for the period specified in the first sentence of this Section 3(d)(i).

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(ii) If any Registration Statement becomes subject to review by the SEC, the Company will promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the SEC.
(iii) The Company (A) will prepare and file with the SEC such amendments and supplements to each Shelf Registration Statement and any prospectus used in connection therewith as may be reasonably necessary to keep such Shelf Registration Statement effective during the applicable Effectiveness Period, (B) will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such Shelf Registration Statement and (C), if advised in writing by the managing underwriter of an underwritten offering that, in the judgment of such underwriter, inclusion of detailed information regarding the Company in the prospectus or prospectus supplement is of material importance to the success of such offering, will use its commercially reasonable efforts to include such information in such prospectus or prospectus supplement.
(iv) The Company will furnish, without charge, to each Holder (A) a reasonable number of copies of each Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may request, (B) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as each Holder may request, in conformity with the requirements of the Securities Act, and (C) such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only during the applicable Effectiveness Period.
(v) The Company will use its commercially reasonable efforts to register or qualify the Registrable Securities under the applicable securities or blue sky laws of such jurisdictions as the Holders of a majority of the Registrable Securities reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the relevant Registration Statement is deemed effective by the SEC) and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holders; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (v), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

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(vi) As promptly as practicable after becoming aware of such event, the Company will notify each Holder of Registrable Securities being offered or sold pursuant to each Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period.
(vii) The Company will comply, and continue to comply during the period that each Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC with respect to the disposition of all securities covered by such Registration Statement.
(viii) As promptly as practicable after becoming aware of such event, the Company will notify each Holder of Registrable Securities being offered or sold pursuant to each Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of such Registration Statement.
(ix) The Company will permit the Holders of Registrable Securities being offered or sold pursuant to each Registration Statement and their legal counsel, at such Holders’ sole cost and expense, to review and have a reasonable opportunity to comment on such Registration Statement and all amendments and supplements thereto (unless such Registration Statement, amendments and supplements are filed without inclusion of any Registrable Securities therein) at least two (2) Business Days prior to their filing with the SEC, and will make any corrections reasonably requested by any such Holder with respect to information pertaining to such Holder and its plan of distribution prior to such filing.

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(x) The Company will make available for inspection by the Holders and any Inspector retained by the Holders, at the Holders’ sole expense, all records as shall be reasonably necessary to enable the Holders and any underwriters to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information which the Holders, any Inspector or any underwriter may reasonably request for purposes of such due diligence; provided, however, that the Holders shall hold in confidence and shall not make any disclosure of any information which the Company determines in good faith to be confidential, and of which determination the Holders are so notified at the time the Holders receive such information, unless (A) the Holders have, or obtained, knowledge of such information without violation of or protection under any agreements with the Company or, to its knowledge any third party, (B) the disclosure of such information is reasonably necessary to avoid or correct a misstatement or omission in each Registration Statement and a reasonable time prior to such disclosure the Holders shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement of omission, (C) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (D) the information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company shall not be required to disclose any confidential information to any Holder, Inspector or underwriter until and unless such Holder, Inspector or underwriter shall have entered into a confidentiality agreement with the Company with respect thereto, containing terms substantially similar to those set forth in this Section 3(d)(x), which agreement shall permit an Inspector retained by any Holder to disclose information to such Holder. Each Holder agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning the Holders provided to the Company pursuant to this Agreement unless (1) disclosure of such information is reasonably necessary to comply with federal or state securities laws, (2) disclosure of such information to the SEC’s Staff of the Division of Corporation Finance is reasonably necessary to respond to comments raised by such staff in its review of such Registration Statement, (3) disclosure of such information is reasonably necessary to avoid or correct a misstatement or omission in such Registration Statement, (4) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (5) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holders and allow the Holders, at the Holders’ expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
(xi) The Company will use its commercially reasonable efforts to cause all the Registrable Securities covered by each Registration Statement to be listed or quoted on the principal securities market on which securities of the same class or series issued by the Company are then listed or traded.
(xii) The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times.

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(xiii) The Company will cooperate with the Holders of Registrable Securities being offered pursuant to each Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts as the Holders may reasonably request.
(xiv) The Company will take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to each Registration Statement, including without limitation making its chief executive officer, president, chief financial officer and other appropriate officers and personnel available to participate in marketing efforts with respect to any registered underwritten public offering.
(xv) In the case of an underwritten offering, the Company shall furnish to the participating Holders signed counterparts, addressed to such Holders, of (i) any opinion of counsel to the Company delivered to any underwriter and (ii) any comfort letter from the Company’s independent public accountants (or accountants for any entity acquired by the Company whose financial statements are included in a Registration Statement) delivered to any underwriter. In the event no legal opinion is delivered to any underwriter, or in non-underwritten transactions, the Company shall furnish to participating Holders, at any time that such Holders elect to use a prospectus, an opinion of counsel to the Company stating only that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.
(xvi) The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and also make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(e) Suspension of Offers and Sales. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(vi) or of the commencement of a Blackout Period, such Holder shall discontinue and suspend disposition of Registrable Securities pursuant to any Registration Statement until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(vi) or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

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(f) Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, messenger and delivery expenses, printing expenses, internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with FINRA, as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on all securities exchanges on which similar securities issued by the Company are then quoted or listed, fees and disbursements of counsel for the Company and its independent certified public accountants, and the fees and expenses of any other persons retained by the Company, in connection with the registration hereunder (collectively, the “Registration Expenses”) will be borne by the Company, but not including any roadshow expenses of the Holders, fees and expenses of counsel for the Holders and any underwriting, broker or dealer discounts or commissions attributable to the sale of Registrable Securities (which are hereinafter referred to as “Selling Expenses”). All Selling Expenses shall be borne solely by the Holders.
(g) Information by the Holder. The Holder or Holders of Registrable Securities included in any Registration Statement shall furnish to the Company such information required under Regulation S-K under the Securities Act regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing. No Holder of Registrable Securities will be entitled to have such Registrable Securities included in a Registration Statement if such Holder does not furnish such information requested by the Company.
(h) Indemnification.
(i) In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, employees, agents, and partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (joint or several), and expenses to which such Holder or any such director, officer, employee, agent or partner, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement, any preliminary prospectus, final prospectus, summary prospectus or free writing prospectus, or any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Registrable Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or free writing prospectus, in light of the circumstances in which they were made) not misleading, and the Company shall reimburse the Holder, and each such director, officer, employee, agent, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the foregoing shall not apply, and the Company shall not be liable, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (X) an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus or free writing prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, or (Y) such Holder’s failure to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, employee, agent, partner, underwriter or controlling person, and shall survive the transfer of such shares by the Holders.

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(ii) As a condition to including any Registrable Securities to be offered by a Holder in any Registration Statement, such Holder agrees to be bound by the terms of this Section 3(h) and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such Registration Statement (or any other registration statement filed by the Company to which a Piggyback Supplement relates) and any controlling person within the meaning of the Securities Act of any such underwriter or other Holder, against any losses, claims, damages, liabilities (joint or several), and expenses to which the Company, any of its directors, officer, employees, agents, controlling persons, legal counsel or accountants, any underwriter, any other Holder, or any controlling person of such underwriter or other Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon (A) an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement (or any other registration statement filed by the Company to which a Piggyback Supplement relates), any preliminary prospectus, final prospectus, summary prospectus or free writing prospectus, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, or (B) such Holder’s failure to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any such director, officer, employee, agent or controlling person, any such underwriter or other Holder, or any controlling person of any such underwriter or other Holder, and shall survive the transfer of such shares by the Holder, and such Holder shall reimburse the Company, any of its directors, officer, employees, agents, controlling persons, legal counsel or accountants, any underwriter, any other Holder, or any controlling person of such underwriter or other Holder for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this Section 3(h)(ii) shall in no event exceed the gross proceeds from the offering received by such Holder.

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(iii) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3(h)(i) or Section 3(h)(ii) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3(h)(i) or Section 3(h)(ii), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist (including situations in which the indemnified party may have defenses not available to the indemnifying party) in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.
(iv) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 3(h)(iii) or in the case of the expense reimbursement obligation set forth in Section 3(h)(i) and Section 3(h)(ii), the indemnification required by Section 3(h)(i) and Section 3(h)(ii) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

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(v) If the indemnification provided for in this Section 3(h) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (A) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (B) if the allocation provided by clause (A) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations; provided, however, that in no event shall any Holder be required to contribute an aggregate amount in excess of the gross proceeds from the offering received by such Holder. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.
(vi) Indemnification similar to that specified in the preceding subsections of this Section 3(h) (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.
Section 4. Miscellaneous.
(a) Assignment of Rights; Successors and Permitted Assignees. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a Permitted Assignee as long as (i) such transfer or assignment is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become subject to the terms of this Agreement as a Holder; and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, heirs, legatees, executors and administrators of the parties hereto.

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(b) Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company:	Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Attention: General Counsel
Facsimile: (713) 369-0555

with a copy (which shall not constitute notice) to:	Andrews Kurth LLP 600 Travis, Suite 4200
Houston, Texas 77002
Attention: Henry Havre
Facsimile: (713) 238-7279

If to the Investor:	Lime Rock Partners V, L.P.
274 Riverside Ave.
Westport, CT 06880
Attention: Saad Bargach
Kris Agarwal
Facsimile: (203) 429-2785

with a copy (which shall not constitute notice) to:	Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor
New York, NY 10103
Attention: Caroline Blitzer
Facsimile: (917) 849-5317

If to a Holder other than the Investor:	to such address specified in the notice required by Section 4(a)
or at such other address as any party shall have furnished to the other party in writing.
(c) Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company or underwritten offering on a basis that is on a parity with or superior in any way to the registration rights granted to the Holders hereunder.

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(d) Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
(e) Specific Performance. Each party to this Agreement agrees that any breach by it of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other party shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which such other party is entitled at law or in equity.
(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
(g) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Holders of a majority of the Registrable Securities outstanding as of the date of such amendment or waiver. The Investor acknowledges that by the operation of this Section 4(g), the Holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Holders under this Agreement.
(h) Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no person other than the Company and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Holder hereunder.

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(i) Headings and Cross References. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. Unless the context requires otherwise, all cross references in this Agreement refer to sections and subsections of this Agreement.
(j) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.
(l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

ALLIS-CHALMERS ENERGY INC.

By:

Name:
Title:

INVESTOR:

LIME ROCK PARTNERS V, L.P.

By:	Lime Rock Partners GP V, L.P., its general partner

By:	LRP GP V, Inc., its general partner

By:

Name:
Title:

ANNEX III
FORM OF FINANCE COMMITTEE CHARTER

ALLIS-CHALMERS ENERGY INC.
Finance Committee Charter
Purpose
The purpose of the Finance Committee (the “Committee”) is to assist the Board in making determinations with respect to certain of the Company’s material financial matters as set forth below. The Committee shall not have oversight or other responsibility with respect to the Company’s financial reporting, which shall remain the responsibility of the Audit Committee of the Board of Directors.
Committee Membership and Organization
The Committee shall consist of five members, two of whom shall be Investor Directors (as defined in that certain Investment Agreement, dated May [_____], 2009 (the “Investment Agreement”), by and between the Company and Lime Rock Partners V, L.P. (the “Investor”)) so long as the Investor is entitled, pursuant to Section 8.2(a) of the Investment Agreement, to nominate two or more directors for election to the Board, and one of whom shall be an Investor Director if the Investor is entitled, pursuant to Section 8.2(a) of the Investment Agreement, to nominate only one director for election to the Board. The remaining members of the Committee shall be selected by the Non-Investor Directors (as defined in the Investment Agreement) from among the Non-Investor Directors. The Chairperson of the Committee, who shall preside over meetings, will be designated by the Committee and shall be a Non-Investor Director.
Meetings
The Committee shall meet from time to time as appropriate in the discharge of its duties, provided it must meet at least once each fiscal year.
Responsibilities and Duties
The Committee shall review and consider, and make non-binding recommendations to the Board with respect to, the following:
1. Acquisitions of assets or voting securities for consideration in excess of $20,000,000 (in a single transaction or series of related transactions);
2. Acquisition Transactions (as defined in the Investment Agreement), or mergers or change of control transactions between any subsidiary of the Company and any third party involving consideration in excess of $10,000,000;
3. The offer or sale of voting equity securities of the Company or any material subsidiary of the Company for cash in excess of $20,000,000 (in a single transaction or series of related transactions), other than issuances of securities upon conversion of convertible securities then outstanding or pursuant to option or other incentive compensation plans; and
4. Material capital expenditures in excess of the Company’s capital expenditure budget.

The Committee shall also carry out such other duties as may be delegated to it by the Board from time to time.
Committee Authority
The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting, financial or other advisors.
Amendments to Charter
The Committee shall review this charter annually and update or amend it as necessary, provided that for so long as at least one Investor Director is a member of the Committee, the Committee shall not amend this charter unless at least one Investor Director approves such amendment.

ANNEX IV
FORM OF LEGAL OPINION